Exhibit 99.2
INVESTMENT AGREEMENT
     INVESTMENT AGREEMENT (this “Agreement”), dated as of July 26, 2007, between Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), CBP Parts Acquisition Co. LLC, a newly formed Delaware limited liability company (the “Purchaser”), and Dana Corporation, a Virginia corporation (the “Company”) and debtor-in-possession under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in case No. 06-10354 (BRL) (the “Chapter 11 Case”), pending in the Bankruptcy Court.
     WHEREAS, the Company, together with its debtor Subsidiaries that commenced jointly administered cases under chapter 11 of the Bankruptcy Code (such Subsidiaries and Affiliates and the Company collectively, the “Debtor”), intends to file with the Bankruptcy Court a chapter 11 plan of reorganization containing, among others, the terms set forth in the PSA Term Sheet, the effectiveness of which will be conditioned on the Closing having occurred (the “Chapter 11 Plan”); and
     WHEREAS, the Company, the Unions and Centerbridge have entered into an Amended Plan Support Agreement (the “Support Agreement”), including the Plan Term Sheet attached as to the Support Agreement as it may be amended in accordance with the terms of the Support Agreement (the “PSA Term Sheet”), pursuant to which the parties to the Support Agreement have agreed to various transactions in furtherance of the Chapter 11 Plan; and
     WHEREAS, the Chapter 11 Plan contemplates (i) a new investment (the “Series A Investment”) in the corporation that will be the successor to the Company under the Chapter 11 Plan for purposes of Section 1145 of the Bankruptcy Code (“New Dana”) by Purchaser, a newly formed investment company that is a Subsidiary of Centerbridge, in 4.0% Series A Convertible Preferred Stock, par value $0.01 per share, of New Dana (the “Series A Preferred”) having the terms set forth in the Certificate of Designation attached hereto as Exhibit B and (ii) new investments (such investments, together with the Series A Investment, the “Investments”) by Purchaser and certain institutional investors in 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of New Dana and by certain institutional investors in 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of New Dana, in each case having the terms set forth in the Certificate of Designation attached hereto as Exhibit B and to be made in connection with the transactions contemplated by the Chapter 11 Plan, including without limitation the transactions contemplated by the Support Agreement; and
     WHEREAS, subject to the entry of a Confirmation Order on the effective date of the Chapter 11 Plan (the “Effective Date”), New Dana will be authorized to issue new shares of Series A Preferred to Purchaser and Series B Preferred to the Series B Investors.
     ACCORDINGLY, the parties agree as follows:

I. SHARE PURCHASE
          1.1 Series A Preferred Share Purchase. On the terms and subject to the conditions herein, at the Closing, New Dana will issue and sell to Purchaser, and Purchaser will purchase from New Dana, for an aggregate price of $250,000,000 in cash (the “Series A Purchase Price”), 2,500,000 newly issued shares of Series A Preferred representing 100% of the Series A Preferred issued and outstanding as of immediately after the Effective Date.
          1.2 Series B Preferred Share Purchase. On the terms and subject to the conditions herein, at the Closing, New Dana will issue and sell to Purchaser and Purchaser will purchase from New Dana, for an aggregate price of $250,000,000 in cash (the “Series B-1 Purchase Price”), 2,500,000 newly issued shares of Series B Preferred (“Series B-1 Shares” and, together with the Series A Preferred, the “Shares”); provided, however, that Purchaser’s obligation and right to purchase Series B-1 Preferred will be reduced to the extent that Qualified Investors purchase and pay for Series B-1 Preferred at the Closing pursuant to a duly executed Subscription Agreement in the form of Exhibit C delivered to Centerbridge and the Company prior to 5:00 p.m. EST on the fifth business day after the Company files a form 8-K with the SEC announcing the Confirmation Date (such time, the “Subscription Deadline” and such Qualified Investors, together with Purchaser, the “Series B Investors”). In addition, on the terms and subject to the conditions herein, New Dana will issue and sell an additional up to 2,500,000 shares of Series B Preferred (“Series B-2 Shares”) for an aggregate purchase price of $250,000,000, or $100 per share, in cash (the “Series B-2 Purchase Price” and together with the Series B-1 Purchase Price, the “Series B Purchase Price”) to Series B Investors who have delivered to Centerbridge and the Company a duly executed Subscription Agreement in the form of Exhibit C prior to the Subscription Deadline and have paid for such Series B-2 Shares prior to the Closing. Purchaser will use its reasonable efforts to identify persons who may be Qualified Investors eligible to purchase such Series B-2 Shares; provided, however, that in no event will Purchaser be required or entitled to purchase any portion of Series B-2 Shares. Each Qualified Investor will be entitled to purchase its pro rata allocation of Series B-1 and B-2 Shares, calculated based on the proportion that the Participating Claims beneficially owned by it bear to the total amount of Participating Claims beneficially owned by Qualified Investors (disregarding whether such Qualified Investor has subscribed to purchase Shares for purposes of calculating such total amount) (“Pro Rata Share”); provided, however, that in no event will any Qualified Investor and its Affiliates be entitled to acquire beneficial ownership of more than $200 million in aggregate liquidation preference of Series B Preferred. Notwithstanding the foregoing, in the event a Qualified Investor does not purchase its Pro Rata Share of the Series B-2 Shares (the “Unsubscribed Shares”), each other Qualified Investor subscribing for Series B-2 Shares (collectively, the “Subscribing Investors”) will be entitled to purchase its pro rata share of such Unsubscribed Shares, calculated based on the proportion that the Participating Claims beneficially owned by it bear to the total amount of Participating Claims held by Subscribing Investors; provided, however, that in no event will any Qualified Investor and its Affiliates be entitled to acquire beneficial ownership of more than $200 million in aggregate liquidation preference of Series B Preferred after taking into account subscriptions for Unsubscribed Shares. In the event that a Subscribing Investor ceases to be a Qualified Investor after executing a Subscription Agreement, such Subscribing Investor shall not be entitled to acquire Series B-1 Shares or Series B-2 Shares and such Person’s allocation of Series B-1 and B-2 Shares shall be deemed to be Unsubscribed Shares.
          1.3 Purchase Price. The Series A Purchase Price and the Series B Purchase Price will be payable on the Closing Date in cash by bank wire transfer of immediately available funds to an account of New Dana designated by the Company by written notice to Centerbridge and each Series B Investor delivered at least two business days prior to the Closing Date.
          1.4 Closing Timing. The closing of the purchase and sale of the Shares (the “Closing”) will take place at the offices of Jones Day, 222 E. 41st Street, New York, New York at 10:00 a.m. local time on the date on which all of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V have been satisfied or waived (or such other date, time and place to which the parties may agree in writing). The date on which the Closing occurs is the “Closing Date.”
          1.5 Closing Deliveries. (a) At or prior to the Closing, Centerbridge, Purchaser or the Series B Investors, as applicable, will deliver to New Dana:
     (i) the Series A Purchase Price and the Series B Purchase Price payable in accordance with Section 1.3;
     (ii) a counterpart to the Shareholders Agreement in the form attached hereto as Exhibit D (the “Shareholders Agreement”), duly executed by Centerbridge and Purchaser;
     (iii) a counterpart to the Registration Rights Agreement in the form attached hereto as Exhibit E (the “Series A Registration Rights Agreement”), duly executed by Purchaser; and
     (iv) a counterpart to the Registration Rights Agreement in the form attached hereto as Exhibit F (the “Series B Registration Rights Agreement” and, together with the Series A Registration Rights Agreements, the “Registration Rights Agreements”), duly executed by the Qualified Investors;
     (v) a counterpart to the Subscription Agreement in the form attached hereto as Exhibit C (the “Subscription Agreement”), duly executed by each of the Qualified Investors; and
     (vi) a certificate from each Qualified Investor to New Dana and dated the Closing Date, signed by an executive of such Qualified Investor, confirming the matters set forth in Exhibit G (the “Series B Subscription Agreement Rep Bringdown”).

          (b) At or prior to the Closing, New Dana will deliver to Purchaser or the Series B Investors, as applicable:
     (i) Subject to clause (c) below, validly issued stock certificates evidencing the Shares;
     (ii) a counterpart to the Shareholders Agreement duly executed by New Dana;
     (iii) a counterpart to the Registration Rights Agreements duly executed by New Dana; and
     (iv) a copy of the New Dana charter containing the Certificate of Designations, certified by the Secretary of State of the state in which it is incorporated.
          (c) Certificates for Series B Shares purchased by Qualified Investors will be delivered as promptly as practicable after the Closing, following confirmation of Qualified Investor status and calculation of Pro Rata Shares.
II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Purchaser, except as disclosed (i) in, and reasonably apparent from, any report, schedule, form or other document filed with, or furnished to, the SEC by the Company and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent they are primarily cautionary in nature), or (ii) in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to the execution of this Agreement and initialed by the parties hereto (the “Company Disclosure Letter”), as follows:
          2.1 Existence; Authorization, Validity and Effect of Agreement. Each of the Company and its Significant Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent the legal concept of good standing exists in such jurisdiction), (ii) has all requisite corporate or equivalent power and authority to own, operate or lease the properties that it purports to own, operate or lease and to conduct its business as currently conducted and (iii) is duly qualified or licensed as a foreign entity to do business, and is in good standing (to the extent the legal concept of good standing exists in such jurisdiction), in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensing necessary, except in the case of clauses (i) through (iii) to the extent that the failure to be so qualified or in good standing or to possess requisite power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the Effective Date, New Dana will be a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it is incorporated. Subject to the entry of the Approval Order, Confirmation Order and the occurrence of the Effective Date, (a) the Company has and New Dana will have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, (b) this Agreement and the consummation by the Company and New Dana of the transactions contemplated hereby have been (or, in the case of New Dana, will be on or prior to the Effective Date) duly authorized by all requisite corporate action and, (c) this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Shareholders Agreement and the Registration Rights Agreements (together with this Agreement, referred to collectively as the “Transaction Documents”) contemplated hereby to be executed and delivered by New Dana (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company or New Dana, as applicable, enforceable against the Company or New Dana, as applicable, in accordance with their respective terms.
          2.2 Capitalization. Immediately following the Effective Date and upon issuance of the Shares, the Series A Preferred, Series B Preferred and New Common Stock will be the only issued and outstanding equity securities of New Dana, including management incentive equity issued in accordance with the Chapter 11 Plan. Except as provided in the Registration Rights Agreements, the Company is not, and New Dana will not be, under any third party contractual obligation to register any of its equity securities under the Securities Act.
          2.3 Validity of Shares, Etc. Each of the Shares when issued to Purchaser in accordance with the Chapter 11 Plan and this Agreement will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights of third parties, except for the preemptive rights included in Exhibit B. At the Closing, Purchaser will acquire good and valid title to the Shares, free and clear of any and all liens, Claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests, except as may be created by Purchaser, the Transaction Documents, Exhibit B or by applicable Securities Laws. All issued and outstanding shares of capital stock, if any, of each Significant Subsidiary of the Company have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights of third parties.
          2.4 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company or New Dana, as applicable, do not, and the consummation by the Company and New Dana of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries or New Dana, as applicable (as they may be amended or adopted pursuant to the Chapter 11 Plan, as applicable), (ii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date, conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement (“Law”) or order, judgment, injunction or decree (“Order”) applicable to the Company or any of its Subsidiaries or New Dana or by which any property or asset of the Company or any of its Subsidiaries is (or New Dana will be) bound or affected or (iii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date and the implementation of the transactions contemplated by the Chapter 11 Plan and the application of bankruptcy Law, conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon the Company or any of its Subsidiaries or New Dana, or result, except to the extent specified in the Chapter 11 Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is (or New Dana will be) a party or by which the Company or any of its Subsidiaries is (or New Dana will be) bound or to which any of the property or assets of the Company or any of its Subsidiaries is (or New Dana will be) subject, except, in the case of clauses (i) (as to Subsidiaries only), (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect.
          (b) The execution and delivery of this Agreement and the other Transaction Documents by the Company or New Dana, as applicable, does not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company and New Dana of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a “Governmental Entity”), except (i) for (A) the applicable notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and the rules and regulations thereunder (the “HSR Act”), and any other comparable laws or regulations in any foreign jurisdiction relating to the sale or issuance of the Shares, (B) filings contemplated by the Registration Rights Agreements and (C) the entry of the Approval Order and the Confirmation Order and any other Bankruptcy Court Orders that may be required in connection with the Chapter 11 Plan, and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.
          2.5 No Undisclosed Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute or accrued, contingent or otherwise, and whether due or to become due and whether the amount thereof is readily ascertainable or not) that are material to the business or operations of the Company and its Subsidiaries, taken as a whole, other than: (a) liabilities or obligations disclosed in the financial statements of the Company included in the Company Reports filed with the SEC prior to the date hereof; (b) liabilities or obligations under contracts to which the Company or any of its Subsidiaries is a party; (c) liabilities of a nature not required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto; (d) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2006, or (e) liabilities or obligations expressly included within the scope of another representation or warranty in this Article II or as expressly excluded from any representation or warranty in this Article II as a result of the scope of any materiality or similar qualification applicable to such representation or warranty.
          2.6 No Violation or Default; Compliance with Laws. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its Subsidiaries is, except as a result of the Chapter 11 Case, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been, in violation of any Law, except for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          2.7 Litigation. There are no legal, governmental or regulatory actions, suits, proceedings or, to the Knowledge of the Company, investigations pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Company Material Adverse Effect, and no such actions, suits or proceedings or investigations are pending or, to the Knowledge of the Company, threatened or contemplated, by any governmental or regulatory authority or by others.
          2.8 Labor Relations. (a) The Company is not a party to, and has no obligations under, any collective bargaining agreement or other agreement, unexpired, or expired in circumstances where the Company has a continuing statutory obligation to maintain the existing terms and conditions of employment as specified in the expired contract, with any labor organization governing wages, hours or other terms and conditions of employment of any current employees of the Company at any facility currently operated by the Company in the United States and Canada, that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole; (b) there are no current organizational activities, demands for recognition or petitions for representation by a labor organization seeking to represent employees of the Company or any Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (c) no grievance, arbitration, litigation, complaint or charge, or, to the Knowledge of the Company, investigations relating to labor or employment matters is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (d) the Company and each of its Subsidiaries has complied and is in compliance in all respects with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment and is not engaged in any unfair labor practice as defined by the National Labor Relations Board (or any foreign equivalent), in each case except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (e) the Company has complied and is in compliance in all material respects with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) (and any similar state or local law) to the extent applicable, and all material other employee notification and bargaining obligations arising under any collective bargaining agreement or statute, in each case except to the extent the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          2.9 Title to Intellectual Property. The Company and its Subsidiaries own all right, title and interest in and to, or possess valid and enforceable rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, the failure to own or possess which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All registrations with and applications to governmental or regulatory authorities in respect of such Intellectual Property are (i) to the Knowledge of the Company, valid and (ii) in full force and effect, (iii) have not lapsed, expired or been abandoned, and (iv) are not the subject of any opposition filed with the United States Patent and Trademark Office or any other applicable Intellectual Property registry other than in the ordinary course of business and, in each case in clauses (i) through (iv), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The consummation of the transaction contemplated hereby and by the Chapter 11 Plan will not result in the loss or impairment of any rights to use such Intellectual Property or obligate Purchaser to pay any royalties or other amounts to any third party in excess of the amounts that would have been payable by the Company and its Subsidiaries absent the consummation of the Investments, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality and value of its and their material trade secrets (or other Intellectual Property for which the value is dependent upon its confidentiality), and no such material trade secrets have been misappropriated, except to the extent that such misappropriation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not in default (and no event has occurred so that, with the giving of notice or lapse of time or both, they will be in default) under any contract relating to such Intellectual Property except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no Intellectual Property rights of the Company or its Subsidiaries are being infringed by any other Person, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries does not and will not conflict in any respect with any intellectual property rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, in each case, which would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          2.10 Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable fee simple, leasehold or subleasehold title to all real property owned, leased or subleased by the Company and its Subsidiaries, and for all real property currently used, and good title to all other tangible and intangible properties (other than Intellectual Property covered by Section 2.9) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (“Liens”), except for such Liens or failure to have title as, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All of the leases and subleases for real property to which the Company or its Subsidiaries are a party are in full force and effect and enforceable by the Company or such Subsidiary in accordance with their terms, and, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above or under any documents affecting any fee owned property, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of any owned, leased or subleased property by under any such lease or sublease or under any documents affecting any fee owned property, or for the continued operations of the Company’s business as currently operated in any material respect on any owned, leased or subleased property, except for any such matter as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          2.11 No Undisclosed Relationships. As of the date hereof, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Exchange Act to be described in the Company Reports and that are not so described, except for the transactions pursuant to this Agreement and pursuant to Company Plans.
          2.12 Licenses and Permits. The Company and its Subsidiaries have and are in compliance with all licenses, certificates, permits, approvals, franchises or other authorizations required to be obtained from a Governmental Authority necessary for the ownership or lease of their respective properties or for the conduct of their respective businesses as now conducted, which if violated or not obtained would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such license, permit, franchise or other governmental authorization.

          2.13 Compliance with Environmental Laws. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have complied and are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders, including all civil and common law, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) during the three years prior to the date of this Agreement, to the Knowledge of the Company, the Company and its Subsidiaries have not received notice from any governmental authority or other Person of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or for any violation of Environmental Laws that would in any such case reasonably be expected to result in, individually or in the aggregate, a material liability of the Company and its Subsidiaries, taken as a whole; (c) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there are no facts, circumstances or conditions relating to the past or present business or operations of the Company, its Subsidiaries or any of their predecessors (including the disposal of any hazardous or toxic substances or wastes, pollutants or contaminants), or to any real property currently or formerly owned or operated by the Company, its Subsidiaries or any of their predecessors, that would reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environmental Law; (d) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is required or reasonably expected to incur material capital expenditures during the current and the subsequent five fiscal years to reach or maintain compliance with existing or reasonably anticipated Environmental Laws except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (e) the disclosure in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as reproduced in Section 2.13 of the Company Disclosure Letter, was, to the Knowledge of the Company, true and correct in all material respects based on the assumptions set forth therein and as of May 10, 2007. To the Knowledge of the Company, no changes in the facts underlying these asbestos-related disclosures (as opposed to the assumptions made) have occurred since May 10, 2007, that would, individually or in the aggregate, reasonably be expected to result in a liability that is material to the Company and its Subsidiaries, taken as a whole.
          2.14 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company has timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries; (b) the Tax Returns accurately reflect all liability for Taxes of the Company and its Subsidiaries for the periods covered thereby; (c) all material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Company and its Subsidiaries have been timely paid in full or accrued and fully provided for in accordance with GAAP on the financial statements of the Company included in the Company Reports; (d) neither the Company nor any of its Subsidiaries has received any written notices from any Taxing authority relating to any issue that has not been adequately provided for in accordance with GAAP in the financial statements of the Company included in the Company Reports; (e) all material Taxes which the Company and each or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable; (f) neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its Subsidiaries are the only members); and (g) the Company is not a party to any agreement other than certain Change In Control Agreements described in the Company Reports filed prior to the date hereof that would require the Company or any affiliate thereof to make any material payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code.
          2.15 Compliance With ERISA.
          (a) Correct and complete copies of the following documents, with respect to all U.S. domestic benefit and compensation plans, programs, contracts, commitments, practices, policies and arrangements, whether written or oral, that are maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, restricted stock, stock appreciation rights, stock based, incentive and bonus plans, but excluding any employee benefit plans within the meaning of Section 3(3) of ERISA which Mahle GmbH or its subsidiaries or affiliates have agreed to assume (the “Company Plans”), have been delivered or made available to Centerbridge and Purchaser by the Company, to the extent applicable: (i) all material Company Plan documents, together with all amendments and attachments thereto (including, in the case of any Company Plan not set forth in writing, a written description thereof); (ii) all material trust documents, declarations of trust and other documents establishing other funding arrangements, and all amendments thereto and the latest financial statements thereof; (iii) the most recent annual report on Internal Revenue Service (“IRS”) Form 5500 for the past year and all schedules thereto; (iv) the most recent IRS determination letter; (v) summary plan descriptions and summaries of material modifications; and (vi) the most recently prepared actuarial valuation report.
          (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) each

Company Plan, other than any “multiemployer plans” within the meaning of Section 3(37) of ERISA (“Multiemployer Plans”), is in compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and other applicable laws; (ii) each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS covering all Tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Company Plan under Section 401(a) of the Code; (iii) no liability under Subtitle C or D of Title IV of ERISA has been incurred during the previous three years by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA (“Single-Employer Plan”) currently or previously maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) by the Company or any of its Subsidiaries, or the Single-Employer Plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”); (iv) the Company and its Subsidiaries have not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate) that has not been satisfied in full and no condition or circumstance has existed that presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan; (v) no notice of a “reportable event,” within the meaning of Section 4043 of ERISA has occurred after January 1, 2005 for any Company Plan or by any Single Employer Plan of a Company ERISA Affiliate; (vi) all contributions required to be made under the terms of any tax qualified Company Plan have been timely made or have been reflected in the financial statements of the Company included in the Company Reports filed prior to the date hereof; and (vii) there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Plan which would increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.
          (c) (i) Neither any Company Plan nor any Single-Employer Plan of a Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither the Company nor any of its Subsidiaries nor any Company ERISA Affiliate has applied for or obtained a funding waiver; and (ii) neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Plan or to any Single-Employer Plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
          (d) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no claim, lawsuit, arbitration or other action has been instituted against the Company Plans (other than routine claims for benefits, and appeals of such claims), the Company, any

Subsidiary, any director, officer, or employee thereof, any of the assets of any trust of the Company Plans, or, to the Company’s knowledge, any fiduciary of a Company Plan with respect to a Company Plan, and (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, for which no exemption is available, has occurred with respect to any Company Plan or its related trust.
          (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i)(A) all material company benefit plans maintained primarily for the benefit of employees principally employed in jurisdictions listed in Schedule 2.15(e) (the “Non-U.S. Benefit Plans”) have been maintained in all material respects in accordance with their terms and all applicable legal requirements, (B) if any Non-U.S. Benefit Plan is intended to qualify for special tax treatment, such Non-U.S. Benefit Plan meets all requirements to the extent necessary to obtain such treatment, and (C) the fair market value of the assets of each Non-U.S. Benefit Plan required to be funded, the liability of each insurer for any Non-U.S. Benefit Plan required to be funded, and the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to provide for the accrued benefit obligations under each Non-U.S. Benefit Plan and (ii) neither the Company nor any Company subsidiary is or has (x) a debt that is or has become due under Section 75 of the Pensions Act 1995; (y) been a party to an act or deliberate failure to act (or knowingly assisted) to prevent the recovery of any amount of debt due under Section 75 of the Pensions Act of 1995; or (z) is or has been an associate of or connected with (as set out in Sections 38 and 51 of the Pensions Act 2004) any person who is an employer in relation to any occupational pension scheme other than the company’s pension schemes disclosed on Schedule 2.15(e).
          2.16 SEC Filings; Financial Statements. The Company has timely filed, all Company Reports required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2006. All Company Reports, as of their respective dates (a) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any statement or omission in (i) any Company Report filed prior to the date of this Agreement that was superseded by a subsequent Company Report filed prior to the date of this Agreement or (ii) any Company Report filed after the date of this Agreement that is superseded by a subsequent Company Report filed prior to the Closing Date or (b) any projections, forecasts, estimates and forward-looking information included in the Company Reports. The consolidated financial statements of the Company included in any Company Reports were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). No Subsidiary of the Company is currently required to file any periodic reports with the SEC under the Exchange Act.
     Each Company Report containing financial statements that has been filed with the SEC by the Company was accompanied by the certifications required to be filed or furnished by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate in all material respects.
     2.17 Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and its Subsidiaries, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any termination or threatened termination of any of such policies and such policies are in full force and effect.
     2.18 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of the Company or Purchaser to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Investments, except that the Company has retained Miller, Buckfire & Co., LLC as its financial advisor. The Company, New Dana or one of their Subsidiaries will pay all amounts owed pursuant to the foregoing arrangements.
     2.19 State Takeover Statutes. The Company Board has approved this Agreement and the transactions described herein and such approval is sufficient to render inapplicable to this Agreement and such transactions the restrictions of Article 14 of the Virginia Stock Corporation Act (the “VSCL”), and, accordingly such Article 14 does not apply to any such transactions. The Company has opted out of Article 14.1 of the VSCL in Section 10.1 of its bylaws. There is no other provision of the VSCL or the Company’s bylaws or charter under which special voting or waiting period requirements would become applicable to this Agreement and the transactions described herein, or under which Centerbridge, Purchaser or the Qualified Investors would not have rights possessed by other stockholders of the Company.
     2.20 Rights Plan Amendment. The Company has taken all action, if any, necessary or appropriate so that the execution of this Agreement and the consummation of the purchase of Series A Shares and Series B Shares pursuant to this Agreement do not and will not result in the ability of any Person to exercise any Rights (as defined in the Rights Agreement) under the Rights Agreement or enable or require any Rights to separate from the Shares to which they are attached or to be triggered or to become exercisable.

          2.21 No Additional Representations. Except as and to the extent expressly set forth in this Agreement (together with the schedules hereto and the agreements and certificates contemplated hereby), the Company makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty, statement made or information communicated (orally or in writing) to Centerbridge or Purchaser (including, but not limited to, the information memorandum furnished to Centerbridge or Purchaser in connection with their consideration of an investment in the Company and any opinion, information or advice which may have been provided to Centerbridge or Purchaser or any of their respective Affiliates, by any officer, stockholder, director, employee, engineering or accounting firm, legal counsel or any other agent, consultant or representative of such party, as applicable).
III. REPRESENTATIONS AND WARRANTIES OF CENTERBRIDGE AND
PURCHASER
     Centerbridge and Purchaser represent and warrant to the Company as follows:
          3.1 Existence; Authorization, Validity and Effect of Agreement. Centerbridge is a limited partnership and Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a Subsidiary of Centerbridge. Centerbridge and Purchaser have all requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby to be executed by it. This Agreement and the consummation by Centerbridge and Purchaser of the transactions contemplated hereby have been duly and validly authorized by all requisite action. This Agreement constitutes, and all Transaction Documents contemplated hereby to be executed and delivered by Centerbridge or Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Centerbridge or Purchaser, as the case may be, enforceable against each of them in accordance with their respective terms.
          3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by Centerbridge and Purchaser do not, and the consummation by Centerbridge and Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the organizational documents of Centerbridge or Purchaser, (ii) conflict with or violate any Law or Order applicable to Centerbridge or Purchaser or by which any property or asset of Centerbridge or Purchaser is bound or affected or (iii) conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon Centerbridge or Purchaser, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.
          (b) The execution and delivery of this Agreement and the other Transaction Documents by Centerbridge and Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, and (B) the applicable notification requirements of the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
          3.3 No Undisclosed Agreements. Centerbridge and Purchaser have disclosed to the Company the terms of all agreements, arrangements and understandings, whether oral or written, between Centerbridge and any of its Affiliates or their respective officers, directors or employees, on the one hand, and any other Person that involve or relate to the Company, any of its Subsidiaries, the Unions, or the Company’s creditors or their respective officers, directors, employees or representatives, on the other hand. Centerbridge and Purchaser have provided to the Company true and correct copies of all such agreements, arrangements and understandings that are in written form.
          3.4 No Brokers. Centerbridge and Purchaser have not entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of the Company, New Dana or any of their Subsidiaries to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Centerbridge or Purchaser.
          3.5 Sufficient Funds. Centerbridge and Purchaser will have sufficient funds available to pay the Series A Purchase Price and the Series B Purchase Price in cash at the Closing.
          3.6 Investment Intent. Other than the Series B Preferred that will be purchased by Qualified Investors pursuant to Section 1.2, Centerbridge and Purchaser are purchasing the Shares to be purchased by them for their own account and for investment purposes, and neither of them intends to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Centerbridge and Purchaser acknowledge that the Shares have not been and will not, when issued, be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state blue sky or Securities Laws and that the transfer of the Shares may be subject to compliance with such Laws unless an exemption is available pursuant to section 1145 of the Bankruptcy Code (in addition to the restrictions set forth in the Shareholders Agreement).
          3.7 Investor Sophistication. Centerbridge and Purchaser are sophisticated investors and each has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Shares. Centerbridge was not organized for the specific purpose of acquiring the Shares. Centerbridge and Purchaser are not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          3.8 Ownership of Company Securities/ Related Businesses. As of the date of this Agreement, none of Centerbridge, Purchaser or any of their Subsidiaries, Affiliates or affiliated funds (a) beneficially own any Claims, indebtedness or equity securities of the Company or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any indebtedness or equity securities of the Company, or (b) have an equity interest greater than 10% in any Person that owns, Controls or operates a business engaged in any of the following: (i) the supply of components for automobiles or trucks, including but not limited to drivetrain products (including front and rear axles, transfer cases and gearboxes, differential and torque couplings, driveshafts, propshafts and drivetrain systems), chassis products (including front and rear suspension systems and modules, chassis systems, steering components and suspension components), structural products (including cradles, frames, sub-frames and side-rails), or engine components (including sealing systems and thermal management products); (ii) the supply of components for off-highway vehicles (including single-reduction drive and non-drive axles, steering and rigid planetary axles, transaxles, driveshafts, transfer cases and gearboxes, powershaft transmissions, torque converters, brakes, and electronic controls); or (iii) replacement components for sale in the independent aftermarket or for original equipment service (including replacement parts of any of the components listed above, transmissions, universal joints, brakes and gaskets).
          3.9 No Additional Representations. Centerbridge and Purchaser acknowledge that they and their representatives have received or been afforded the opportunity to review prior to the date hereof all written materials that the Company was requested to deliver or make available, as the case may be, to Centerbridge pursuant to this Agreement on or prior to the date hereof. Centerbridge and Purchaser acknowledge that they and their representatives have been permitted access to the books and records, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries that they and their representatives have desired or requested to see or review, and that they and their representatives have had a full opportunity to meet with the officers and employees of the Company. Neither Centerbridge nor Purchaser has Knowledge of any facts or circumstances that could reasonably be expected to constitute a breach of the representations and warranties of the Company in Article II of this Agreement.
IV. COVENANTS
          4.1 Approval Motion; Approval Order. The Company shall use its reasonable best efforts to cause the Bankruptcy Court to enter a final order of the Bankruptcy Court (the “Approval Order”) approving and authorizing the Company to enter into this Agreement and authorizing the various fees contained herein and approving and authorizing the Support Agreement and that, subject to Section 4.9, to issue such Approval Order and to cause such Approval Order to contain a process specified therein that is reasonably acceptable to the Creditors’ Committee, the

Company and Centerbridge, whereby Persons who have submitted a bona fide proposal for an Alternative Investment, Alternative Majority Investment, Alternative Transaction or Alternative Stand-Alone Plan (each, an “Alternative Proposal”) would be granted access to Company information after signing a confidentiality agreement having terms no less favorable to the Company or more favorable to the recipient thereunder than the respective terms of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), would be required to submit a definitive Alternative Proposal to the Company on or before the deadlines specified in the Approval Order. Nothing in this Section 4.1 or the Approval Order will be deemed to limit Section 4.10 or the Company’s right to terminate this Agreement pursuant to any of Sections 6.2(f), (g), (h) or (i) or the exercise of its fiduciary duties with respect to the Plan Support Agreement.
          4.2 Plan and Disclosure Statement. Subject to Section 4.9, the Company shall authorize, execute, file with the Bankruptcy Court and seek confirmation of, a Chapter 11 Plan (and a related disclosure statement (the “Disclosure Statement”)) the terms of which are consistent with this Agreement, the Support Agreement, the PSA Term Sheet and with such other terms that, to the extent they have a material impact on Purchaser’s proposed investment in the Company, are reasonably satisfactory to Centerbridge and Purchaser. The Company shall (a) provide to Centerbridge and Purchaser and their counsel a copy of the Chapter 11 Plan and Disclosure Statement, and any amendments thereto, and a reasonable opportunity to review and comment on such documents prior to such documents being filed with the Bankruptcy Court, and (b) duly consider in good faith any comments consistent with this Agreement, the Support Agreement and the PSA Term Sheet, and any other reasonable comments of Centerbridge and Purchaser and their counsel. In addition, the Company shall (y) provide to Centerbridge and Purchaser and their counsel a copy of the Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court and (z) duly consider in good faith any comments consistent with this Agreement, the Support Agreement and the PSA Term Sheet, and any other reasonable comments of Centerbridge and Purchaser and their counsel.
          4.3 Rights Agreement. Subject to compliance by Purchaser and Centerbridge with Section 2.1 and 2.2 of the Shareholders Agreement, the Company shall take all action to ensure that the purchase of Series A Shares and Series B Shares pursuant to this Agreement will not result in the ability of any Person to exercise any Rights (as defined in the Rights Agreement) under the Rights Agreement or enable or require any Rights to separate from the Shares to which they are attached or to be triggered or to become exercisable.
          4.4 Employment Agreements. The Company and Centerbridge will use reasonable best efforts to ensure that the individuals negotiating the employment agreements for the persons listed on Schedule 4.4, as contemplated by the Chapter 11 Plan, will consult with Centerbridge during that negotiation and that such employment agreements shall be on market terms and in form and substance reasonably acceptable to Centerbridge, all subject to approval by the Board of Directors of New Dana on the Effective Date.
          4.5 Conduct of Business by Company Pending the Closing. The Company covenants and agrees that, during the period from the date of this Agreement to the Closing Date, (i) except as expressly required or permitted by this Agreement, the Support Agreement or the Chapter 11 Plan, as required by Law or order of the Bankruptcy Court or as set forth in Section 4.5 of the Company Disclosure Letter or otherwise with the prior written consent of Purchaser (which will not be unreasonably withheld or delayed), the business of the Company and its Subsidiaries shall be conducted in the usual and ordinary course of business consistent in all material respects with past practices, and the Company shall use its commercially reasonable efforts to (a) preserve substantially intact its current business organization and (b) preserve in all material respects its present relationships with suppliers, lessors, employees, customers, and other Persons with which it has significant business relations, and (ii) it will promptly give written notice to Centerbridge with particularity upon having Knowledge of any matter that may constitute a breach of any of the Company’s representations, warranties, agreements or covenants contained in this Agreement that would reasonably be expected to result in a failure of a condition in Section 5.3(b) or 5.3(c). Without limiting the generality of the foregoing, the Company shall not, and it shall cause its Subsidiaries not to, between the date of this Agreement and the Closing Date, except as expressly required or permitted by this Agreement, the Support Agreement or the Chapter 11 Plan, as required by Law or order of the Bankruptcy Court or as set forth in Section 4.5 of the Company Disclosure Letter, directly or indirectly, do, or irrevocably commit to do, any of the following without the prior written consent of Centerbridge or Purchaser, which will not be unreasonably withheld or delayed:
          (a) amend or otherwise change the Company’s charter or bylaws or, unless the Company Board determines in good faith, after consultation with its outside counsel, that its fiduciary duties require it, amend or grant any waiver under the Rights Agreement;
          (b) except for intercompany transactions, issue, deliver, grant, sell or dispose of any of the Company’s or its Subsidiaries capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock at less than fair market value;
          (c) declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends or distributions by any wholly owned Subsidiary to its parent);
          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any Subsidiary or any securities convertible into or exercisable for any such shares of its capital stock or securities;

          (e) acquire any shares or equity interests in any corporation, partnership, Person or other business organization or division thereof, or a substantial portion of the assets thereof, except (i) immaterial acquisitions in the ordinary course of business consistent with past practice and (ii) other acquisitions involving not in excess of $50 million in any transaction;
          (f) (i) incur, create or assume any indebtedness for borrowed money (including by issuance of debt securities) other than borrowings in the ordinary course of business consistent with past practices under the Company’s or any Subsidiary’s existing or any amended or replacement credit facilities or (ii) other than in the ordinary course of business consistent with past practices or for guarantees of Subsidiary obligations to the extent permitted under the Company’s applicable credit agreements, issue any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations or indebtedness for borrowed money of any Person, or make any loans or advances or, except in connection with an acquisition permitted under clause (e) above, make any capital contributions to, or investments in, any other Person;
          (g) except as may be required as a result of a change in law or in GAAP or audit practices, make any material change to any of the financial accounting methods, practices or principles used by it;
          (h) adopt or authorize a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Significant Subsidiaries (other than as provided for under the Chapter 11 Plan or as otherwise expressly permitted under this Agreement);
          (i) sell, lease, license, mortgage, pledge, grant a lien, mortgage, pledge, security interest, charge, claim or other encumbrance of any kind or nature on or otherwise encumber or dispose of any of its properties or assets, except (i) in the ordinary course of business consistent with past practice and (ii) other transactions involving not in excess of $50 million in any 12-month period;
          (j) settle or dismiss any Litigation threatened against, relating to or involving the Company and any Subsidiary in connection with any business, asset or property of the Company and any Subsidiary, other than in the ordinary course of business consistent with past practices but not, in any individual case, in excess of $50 million or in a manner that would prohibit or materially restrict the Company from operating as it has historically (including as of the date of this Agreement);
          (k) (A) make any material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Tax Return with respect to any material Tax, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax, or (F) surrender any right to claim a material Tax refund other than in the ordinary course of business consistent with past practices; or

          (l) enter into any new, or amend or supplement any existing, collective bargaining agreement, which is inconsistent with the Chapter 11 Plan, this Agreement or the Support Agreement.
          4.6 Access. From the date hereof to the Closing Date, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Centerbridge and Purchaser reasonable access at reasonable times during normal business hours to the officers, key employees, accountants and other representatives of the Company and its Subsidiaries and the books and records of the Company and its Subsidiaries and (ii) furnish to Centerbridge and Purchaser and their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. All information provided pursuant to this Section 4.6 will be subject to the Confidentiality Agreement.
          4.7 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Centerbridge and Purchaser and the Company. Thereafter, the Company (or New Dana, as applicable), Centerbridge and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.
          4.8 HSR Act; Other Regulatory Filings. The Company and Centerbridge will or will cause the Person within which the Company and Purchaser are included, pursuant to the HSR Act and rules and regulations promulgated thereunder, to (i) promptly, but in no event later than twenty business days after the date of the Approval Order, file any and all Notification and Report Forms required under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and use their respective reasonable efforts to respond as promptly as practicable to all reasonable inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (iii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals, (iii) supply to any Governmental Entity as promptly as reasonably practicable any additional information or documentary material that may reasonably be requested pursuant to any Antitrust Law or by such Governmental Entity, and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Investments, including using reasonable best efforts to (A) take such further action as may be necessary to resolve such objections, if any, as the FTC, Antitrust Division, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under any Antitrust Law with respect to the Investments, and (B) avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Investments so as to enable the Closing to occur no later than May 1, 2008; provided that, neither the Company nor any of its Subsidiaries will, nor will Centerbridge or any of its Subsidiaries or Affiliates, be obligated to, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Subsidiaries or Centerbridge or any of its Subsidiaries or Affiliates, as the case may be, unless such requirement, condition, understanding, agreement or order is binding on the Company or Centerbridge, its Subsidiaries or Affiliates, respectively, only in the event that the Closing occurs. For purposes hereof, “Affiliates” shall in no event include or be deemed to include any portfolio companies (whether Controlled by Centerbridge or otherwise) of Centerbridge or any of its affiliated funds.
          4.9 Reasonable Efforts to Close. The parties agree to use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation using reasonable efforts to cause the conditions to Closing to be satisfied as promptly as practicable. Each of Purchaser and the Company agrees that it will consult with the other with respect to the obtaining of all approvals of any and all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other reasonably apprised of the status of any material matters relating to completion of the transactions contemplated herein. Centerbridge will cause Purchaser to perform its obligations in this Agreement.
          4.10 Notification of Alternative Investment. Nothing in this Agreement will be deemed to preclude the Company from furnishing information with respect to the Company and its Subsidiaries to any Person making an Alternative Proposal or participating in discussions or negotiations with the Person making an Alternative Proposal; provided, that the Company will not disclose any material non-public information to such Person without entering into an Acceptable Confidentiality Agreement. If the Company Board determines in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of an Alternative Investment proposal are superior to the terms of this Agreement and the Investments, taking into account all legal, financial, regulatory and other aspects of such Alternative Investment, the likely time to consummation of the Alternative Investment and the termination rights of the Unions set forth in the Union Settlement Agreement, then the Company must promptly, but in no event more than one business day, after such Company Board determination provide written notice to Centerbridge (the “Notice of Alternative Investment”) advising it that it has received a proposal for an Alternative

Investment, specifying the material terms and conditions of such proposal and indicating that the Company Board intends to consider whether to terminate this Agreement pursuant to Section 6.2(f). Centerbridge will have five business days from its receipt of the Notice of Alternative Investment (the “Match Period”) to make an offer to amend the terms of this Agreement and the Investments in response thereto.
          4.11 Takeover Statutes and Charter. The Company and the Company Board have taken, or with respect to New Dana, will prior to Closing take, all action necessary (a) to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any transaction contemplated hereby or by the Chapter 11 Plan, the Support Agreement or the PSA Term Sheet, (b) if any state takeover statute is or may become applicable to the transactions contemplated by this Agreement, the Chapter 11 Plan, the Support Agreement or the PSA Term Sheet, to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Chapter 11 Plan, the Support Agreement or the PSA Term Sheet and otherwise to act to eliminate or minimize the effects of such statute or regulation on such transactions and (iii) to ensure that this Agreement or any transaction contemplated hereby or by the Chapter 11 Plan, the Support Agreement or the PSA Term Sheet are approved for purposes of Article 14 of the VSCA.
V. CONDITIONS TO CLOSING
          5.1 Conditions to Each Party’s Obligations. The respective obligations of Centerbridge and Purchaser, on the one hand, and Dana and New Dana, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by all parties to the extent permitted by Law) at or prior to the Closing Date of the following conditions:
          (a) All conditions precedent to the effectiveness of the Chapter 11 Plan shall have been satisfied or waived pursuant to the provisions therein.
          (b) The waiting period (and any extension thereof) if any, applicable to the issuance and sale of the Shares under all applicable Antitrust Laws shall have been terminated or expired.
          (c) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.
          (d) The Bankruptcy Court shall have issued the Approval Order.
          (e) The Union Settlement Agreement shall not have been terminated and shall have been approved by the Bankruptcy Court.

          5.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:
          (a) That all closing deliveries set forth in Section 1.5(a) hereof shall have been delivered to New Dana.
          (b) All representations and warranties of Centerbridge and Purchaser in Article III must be true and correct in all respects on the Closing Date, except as would not have or reasonably be expected to have a Purchaser Material Adverse Effect.
          (c) All covenants in Article IV required to be performed by Centerbridge or Purchaser herein must have been complied with in all material respects.
          (d) A confirmation order (the “Confirmation Order”) approving the Chapter 11 Plan in a form reasonably acceptable to the Company consistent with the PSA Term Sheet in all respects shall have been entered by the Bankruptcy Court.
          (e) The Chapter 11 Plan, including the plan documents attached thereto, shall be in a form reasonably acceptable to the Company consistent with the PSA Term Sheet and shall have been implemented in all material respects in a manner acceptable to the Company.
          (f) The Company or New Dana, as the case may be, must have received from Centerbridge a certificate of an executive officer of Centerbridge (without personal liability) certifying to the satisfaction of the conditions set forth in Sections 5.2(b) and 5.2(c) above.
          5.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:
          (a) All closing deliveries set forth in Section 1.5(b) hereof must have been delivered to Purchaser.
          (b) All representations and warranties of the Company and New Dana in Article II must be true and correct in all respects on the Closing Date, except as would not have or reasonably be expected to have a Company Material Adverse Effect.
          (c) All covenants in Article IV required to be performed by the Company or New Dana, as the case may be, must have been complied with in all material respects.
          (d) No Company Material Adverse Effect shall have occurred between the date hereof and the Closing.
          (e) The Confirmation Order approving the Chapter 11 Plan in a form reasonably acceptable to Centerbridge consistent with the PSA Term Sheet in all respects shall have been entered by the Bankruptcy Court on or before February 28, 2008.
          (f) The Company shall have obtained exit financing with parties and on market terms that are reasonably acceptable to Centerbridge and shall have consulted with Centerbridge regarding such parties and terms.
          (g) The Chapter 11 Plan and the related disclosure statement shall have been filed with the Bankruptcy Court no later than September 3, 2007.
          (h) The Chapter 11 Plan, including the plan documents attached thereto, shall be in a form acceptable to Centerbridge and shall have been implemented in all material respects in a manner acceptable to Centerbridge consistent with this Agreement and the PSA Term Sheet.
          (i) Centerbridge must have received from the Company or New Dana, as the case may be, a certificate of an executive officer of the Company or New Dana, as the case may be, (without personal liability) certifying to such executive’s Knowledge the satisfaction of the conditions set forth in Sections 5.3(b), (c) and (d) above.
          (j) New Dana’s charter or amendments to the Company’s charter, as applicable, shall have been filed with the Secretary of State of the state in which it is incorporated, which charter or amendments, and the bylaws of New Dana in effect as of the Closing Date, shall be in form and substance reasonably acceptable to Purchaser and Centerbridge and consistent with this Agreement and the Exhibits hereto, necessary to implement the transactions contemplated by this Agreement, the Chapter 11 Plan, the Support Agreement and the PSA Term Sheet; provided, however, that the terms of the Series A Preferred and Series B Preferred included in the New Dana charter shall in any event be in the form of Exhibit B, and Centerbridge shall have received from the Company or New Dana, as the case may be, a certificate of the Secretary of the Company or New Dana, as the case may be, certifying as to such charter and bylaws.
          (k) Effective upon the Closing, the New Dana Board shall consist of seven directors, (i) three of whom shall be designated by Centerbridge, one of whom shall be an Independent Director, (ii) two of whom shall be designated by representatives of the unsecured creditor’s committee (the “Creditors’ Committee”) appointed in the Chapter 11 Case, each of whom shall be an Independent Director, (iii) one of whom shall be selected by the Creditors’ Committee from a list of three Independent Directors proffered to the Creditors’ Committee by Centerbridge, provided, however, if none of the Independent Directors on the list are reasonably satisfactory to the Creditors’ Committee, then Centerbridge shall proffer the names of additional Independent Directors until the name of an Independent Director reasonably satisfactory to the Creditors’ Committee is put forth and at any time during that process, the Creditors’ Committee may submit its own list, which would then be subject to the same proffer process, and (iv) one of whom shall be the Chief Executive Officer of the Company.

          5.4 Frustration of Closing Conditions. No party hereto may rely, either as a basis for not consummating the Investments or terminating this Agreement and abandoning the Investments, on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use all reasonable best efforts to consummate the Investments and the other transactions contemplated hereby.
VI. TERMINATION AND WAIVER
          6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of Centerbridge and the Company.
          6.2 Other Termination Rights. This Agreement may also be terminated:
          (a) by either Centerbridge or the Company, if the Effective Date has not occurred on or before May 1, 2008; provided, however, that no party may terminate this Agreement pursuant to this Section 6.2(a) if such party has failed in any material respect to fulfill any of its obligations under this Agreement;
          (b) by either Centerbridge or the Company, if any Governmental Entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the purchase of Shares by Purchaser or any of the other transactions contemplated by this Agreement and such order, decree or ruling or other action has become final and nonappealable;
          (c) by either Centerbridge or the Company, if the Chapter 11 Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a Chapter 11 trustee is appointed;
          (d) by Centerbridge, if there has been a default or breach by the Company of its representations and warranties, covenants or agreements set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or breach is incapable of being cured or, if capable of being cured has not been cured within 60 days following receipt by the Company from Centerbridge of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of the condition set forth in Section 5.3(f) or (g), as applicable or if, pursuant to an order of the Bankruptcy Court, the Debtor no longer has the exclusive right to file a plan of reorganization; provided, however, that Centerbridge will not have the right to terminate this Agreement pursuant to this Section 6.2(d) if it or Purchaser is in material breach of any representations, warranties, covenants or agreements hereunder;
          (e) by the Company, if there has been a default or breach by Centerbridge or Purchaser of its representations and warranties, covenants or agreements set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or breach is incapable of being cured or, if capable of being cured has not been cured within 60 days following receipt by Centerbridge from the Company of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of the condition set forth in Section 5.2(d) or (e), as applicable; provided, however, that the Company will not have the right to terminate this Agreement pursuant to this Section 6.2(e) if it is in material breach of any representations, warranties, covenants or agreements hereunder;
          (f) by the Company, in the event that the Company Board approves an Alternative Investment (whether pursuant to a binding letter of intent or definitive agreements) after determining in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of such Alternative Investment are superior to the terms of this Agreement and the Investments, taking into account all legal, financial, regulatory and other aspects of such Alternative Investment, the likely time to consummation of the Alternative Investment, the termination rights of the Unions set forth in the Union Settlement Agreement and any amendments to this Agreement and the Investments proposed by Centerbridge during the Match Period; provided, however, that in order for the termination of this Agreement pursuant to this Section 6.2(f) to be effected, the Company shall first have complied in all material respects with the provisions of Section 4.10;
          (g) by the Company, in the event that the Company Board approves an Alternative Majority Investment (whether pursuant to a binding letter of intent or definitive agreements) after determining in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of such Alternative Majority Investment are more favorable to the bankruptcy estate of the Debtor than the Chapter 11 Plan and the Investments, taking into account all legal, financial, regulatory and other aspects of such Alternative Majority Investment, the likely time to consummation of the Alternative Majority Investment and the termination rights of the Unions set forth in the Union Settlement Agreement;
          (h) by the Company, in the event that the Company Board approves an Alternative Transaction (whether pursuant to a binding letter of intent or definitive agreements) after determining in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of such Alternative Transaction are more favorable to the bankruptcy estate of the Debtor than the Chapter 11 Plan and the Investments, taking into account all legal, financial, regulatory and other aspects of such Alternative Transaction, the likely time to consummation of the Alternative Transaction and the termination rights of the Unions set forth in the Union Settlement Agreement; and
          (i) by the Company, in the event that the Company Board approves an Alternative Stand-Alone Plan after determining in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of an Alternative Stand-Alone Plan are more favorable to the bankruptcy estate of the Debtor than the Chapter 11 Plan and the Investments, taking into account all legal, financial, regulatory and other aspects of such Alternative Stand-Alone Plan, the likely time to consummation of the Alternative Stand-Alone Plan and the termination rights of the Unions set forth in the Union Settlement Agreement.
          6.3 Effect of Termination. (a) Any termination of this Agreement by Centerbridge pursuant to this Article VI will be deemed to be a termination on behalf of itself and Purchaser.
          (b) A termination under Section 6.1 will be effective upon the date of the mutual agreement to terminate this Agreement pursuant thereto.
          (c) In order to terminate this Agreement pursuant to Section 6.2 hereof by Centerbridge or the Company, written notice thereof must promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and the effective date of such termination will be as follows (with respect to each applicable paragraph of Section 6.2, the “Termination Effective Date” thereof):
     (i) with respect to a termination under Section 6.2(a), (b), (c), (d) or (e), such termination will become effective upon notice of the exercise of such termination right, in accordance with Section 8.1;
     (ii) with respect to a termination under Section 6.2(f), (g) or (h), notwithstanding the prior delivery of a notice of the Company’s exercise of such termination right, such termination will become effective only upon the earlier to occur of (A) the approval by the Bankruptcy Court of the Alternative Investment, the Alternative Majority Investment or the Alternative Transaction, respectively, (B) the 30th day after the applicable Company Board approval giving rise to such termination right, as described in Section 6.2(f), (g) or (h), and (C) the Company’s written notice to Centerbridge that it wishes the termination to be effective at a specified earlier date, respectively; provided, however, that in the event the Bankruptcy Court enters an order denying the Company’s motion to approve such Alternative Investment, Alternative Majority Investment or Alternative Transaction, as applicable, prior to such 30th day (or, if earlier, the date of such Company notice), the Company’s termination notice relating thereto will automatically and without further action be deemed to have been withdrawn and such termination will not become effective for any purposes under this Agreement; and
     (iii) with respect to a termination under Section 6.2(i), notwithstanding the prior delivery of a notice of the Company’s exercise of such termination right, such termination will become effective only upon the entry of an order by the Bankruptcy Court approving the disclosure statement relating to such Alternative Stand-Alone Plan or such earlier date on which the Company give written notice to Centerbridge that it wishes the termination to be effective at a specified earlier date.

          (d) Upon the effectiveness of the termination of this Agreement pursuant to Section 6.3(c), this Agreement will become void and have no effect, and there will be no liability hereunder on the part of Centerbridge, Purchaser or the Company or New Dana; provided, however, that Section 4.7 and Article VIII and all obligations to pay any fees pursuant to Article VII, if any, will survive any such effectiveness or termination as set forth therein; provided further, however, that nothing in this Section 6.3 will relieve Centerbridge or Purchaser of liability for any breach of this Agreement. The Confidentiality Agreement will, except as provided herein, remain in effect during the term of this Agreement and following its termination pursuant to its terms; provided, however, that such agreement will automatically terminate as of the Closing. Notwithstanding that a termination of this Agreement pursuant to Section 6.2(f), (g), (h) or (i) is not yet effective, upon delivery by the Company of notice of termination pursuant to one of those Sections, the Company’s obligations to pursue the Chapter 11 Plan and to otherwise use reasonable efforts to consummate, and take actions in furtherance of, the transaction contemplated by this Agreement and the Chapter 11 Plan will be suspended until such termination either becomes effective or is withdrawn pursuant to the applicable provision of Section 6.2; provided, however, that during such suspension period, the Company will not voluntarily take any action, directly or indirectly, that would preclude continued compliance with its obligations hereunder should the termination be so withdrawn.
VII. FEES AND EXPENSES
          7.1 Liquidated Damages. (a) Subject to Section 7.3, in the event that this Agreement is terminated by the Company in accordance with Section 6.2(f), and at the time of such termination Centerbridge and Purchaser have not breached any of their respective representations, warranties, covenants or agreements under this Agreement in any material respect, then the Company will pay Purchaser, as liquidated damages, a payment of $15.0 million, plus an additional amount equal to the reasonable out-of-pocket costs and expenses incurred by Purchaser and Centerbridge in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $4.0 million (the “Purchaser Expenses”). Any such payments pursuant to this Section 7.1(a) will be earned and payable by the Company to Purchaser immediately upon the Termination Effective Date.
          (b) Subject to Section 7.3, in the event that this Agreement is terminated by the Company pursuant to Section 6.2(g), (h) or (i), and at the time of such termination Centerbridge and Purchaser have not breached any of their respective representations, warranties, covenants or agreements under this Agreement in any material respect, then the Company will pay Purchaser, as liquidated damages, a payment of $22.5 million, plus an additional amount equal to the Purchaser Expenses. Any such payments pursuant to this Section 7.1(b) will be earned and payable by the Company to Purchaser immediately upon the Termination Effective Date of the applicable termination.
          (c) Subject to Section 7.3, in the event that this Agreement is terminated pursuant to Section 6.2(c) or (d), then the Company will be obligated to pay

Purchaser, as liquidated damages, a payment of $3.5 million (the “Termination Fee”) plus an additional amount equal to the Purchaser Expenses. Any such payments pursuant to this Section 7.1(c) will be earned and payable by the Company to Purchaser immediately upon the Termination Effective Date of the applicable termination.
          (d) Subject to Section 7.3, in the event that this Agreement is terminated pursuant to Section 6.2(a), then the Company will be obligated to pay Purchaser, as liquidated damages, a payment of $2.5 million (the “Commitment Fee”) plus an additional amount equal to the Purchaser Expenses. Any such payments pursuant to this Section 7.1(d) will be earned and payable by the Company to Purchaser immediately upon the Termination Effective Date of the applicable termination.
          7.2 Commitment Fee. Subject to Section 7.3, in consideration of Centerbridge’s and Purchaser’s commitment to purchase the Series B-1 Preferred pursuant to the terms of this Agreement, on the Effective Date, the Company will pay to Purchaser the Commitment Fee, plus an additional amount equal to the Purchaser Expenses.
          7.3 No Duplication of Payments. Notwithstanding any other provision hereof, Purchaser shall be entitled to only one payment of each of the following fees and expenses: (a) Purchaser Expenses, (b) a Termination Fee, (c) a Commitment Fee and (c) the $15.0 million or $22.5 million, as applicable, fee payable pursuant to Section 7.1(a) or (b).
          7.4 Superpriority Administration Expense Claims. The liquidated damages payments payable pursuant to Section 7.1 and 7.2 will be superpriority allowed administrative expense claims having priority over all other administrative claims other than any such claims of the Debtors’ post-petition lenders in their capacity as such.
          7.5 Liquidated Damages. Centerbridge and Purchaser agree that it would be impractical and extremely difficult to determine the extent of any damages to Centerbridge and Purchaser that might result from a breach by the Company of any representation, warranty, covenant or agreement of this Agreement or the Support Agreement. Therefore, the parties acknowledge and agree that any payment to Purchaser made pursuant this Article VII will be paid as liquidated damages and the parties’ good faith estimate of the actual potential damages to Purchaser and Centerbridge for any such breach. Purchaser and Centerbridge agree to accept such amounts as satisfaction in full of any claim or demand that Purchaser or Centerbridge may have against the Company, its Affiliates, employees, officers, directors, agents, successors and assigns because of such breach.

VIII. GENERAL PROVISIONS
          8.1 Notices. Any notice or other communication required to be given hereunder will be in writing, and sent by reputable courier service (with proof of service), by hand delivery, or by email or facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:
If to Centerbridge or Purchaser:
Centerbridge Capital Partners, L.P.
375 Park Avenue, 12th Floor
New York, NY 10152
Attention: Jeffrey Aronson
Email: jaronson@centerbridge.com
Fax: (212) 672-6501
and
Attention: David Trucano
Email: dtrucano@centerbridge.com
Fax: (212) 672-6501
With copies to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Matthew A. Feldman
Email: mfeldman@willkie.com
Fax: (212) 728-9651
and
Attention: Jeffrey R. Poss
Email: jposs@willkie.com
Fax: (212) 728-9536
If to the Company or New Dana:
Dana Corporation (or the name of New Dana)
4500 Dorr Street
Toledo, OH 43615
Attention: General Counsel and Secretary
Email:
Fax: (419) 535-4544

With copies to:
Jones Day
222 East 41st Street
New York, New York 10017
Attention: Corinne Ball
Email: cball@jonesday.com
Fax: (212) 755-7306
and
Attention: Marilyn W. Sonnie
Email: mwsonnie@jonesday.com
Fax: (212) 755-7306
or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.
          8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that (a) Centerbridge will have the right to assign any of the rights and obligations of Centerbridge hereunder to any Qualified Purchaser Transferee, who executes and delivers to the Company an Assumption Agreement, provided, that any such assignment will not relieve Centerbridge from any of its obligations hereunder and (b) the Company will, effective as of the Effective Date, assign all of its rights and obligations under this Agreement to New Dana. Any assignment not granted in accordance with the foregoing will be null and void. Subject to the first and last sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (A) the Company’s and New Dana’s obligations hereunder are subject to approval by the Bankruptcy Court of the transactions contemplated hereby and under the other Transaction Documents and (B) nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          8.3 Entire Agreement. This Agreement, the Company Disclosure Letter, and any documents delivered by the parties in connection herewith or therewith, including the Transaction Documents, the Support Agreement (except for the Investment Term Sheet as defined therein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including without limitation, the Investment Agreement among the Company, Centerbridge and Purchaser, dated as of July 25, 2007. The Confidentiality Agreement and Support Agreement remain in full force and effect except that the Investment Term Sheet is replaced in its entirety with this Agreement.
          8.4 Amendment. Subject to applicable law, including but not limited to the requirements of the Bankruptcy Code and the orders of the Bankruptcy Court, this Agreement may only be amended by an instrument in writing signed on behalf of each of the parties hereto.
          8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.
          8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page will be deemed to be an original signature page.
          8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.
          8.8 Certain Definitions/Interpretations. (a) For purposes of this Agreement:
     (i) “Assumption Agreement” means an agreement in writing in substantially the form of Exhibit A to the Shareholders Agreement pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement;
     (ii) An “Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, such first Person; provided that as such term is used in this Agreement, Centerbridge and Purchaser will not be considered to be Affiliates of the Company;
     (iii) “Alternative Investment” means an investment proposed by any Person or group of Persons (other than a party to this Agreement or its Affiliates) (a “Third Party Investor”) that would result in any direct or indirect acquisition or purchase by such Third Party Investor of beneficial ownership of less than 50% of the equity securities of New Dana entitled to vote generally in the election of directors calculated on a fully-diluted basis, taking into account any securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise) on an as-converted, exchanged or exercised basis, that would be an alternative to the Investments;

     (iv) “Alternative Majority Investment” means an investment proposed by any Third Party Investor, other than an Alternative Investment, that would result in any direct or indirect acquisition or purchase by such Third Party Investor of beneficial ownership of at least 50% of the equity securities of New Dana entitled to vote generally in the election of directors calculated on a fully-diluted basis, taking into account any securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise) on an as-converted, exchanged or exercised basis, that would be an alternative to the Investments; ;
     (v) “Alternative Transaction” means a proposed transaction, other than an Alternative Investment or Alternative Majority Investment, between the Company and a Third Party Investor, involving the sale of all or substantially all of the assets of Debtor as a going concern and not as a liquidation;
     (vi) “Alternative Stand-Alone Plan” means any plan of reorganization for the Company, not involving any Alternative Investment, Alternative Majority Investment or Alternative Transaction, proposed by the Debtor without any party providing equity financing;
     (vii) “Antitrust Laws” means the Sherman Antitrust Act, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings, as amended, and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, whether foreign or domestic;
     (viii) “Acquired Bond Claims” means Qualified Bond Claims that are transferred to a Person who (A) is a QIB and (B) who assumes all of the obligations of the transferor under the Support Agreement in connection with such transfer. Acquired Bond Claims that are subsequently transferred to a Person who (A) is a QIB and (B) who assumes all of the obligations of the transferor under the Support Agreement and delivers a signature page to the Support Agreement to the Company and Centerbridge within 5 business days of the closing of such transfer (however, in no event later than the Confirmation Date) shall continue to be deemed Acquired Bond Claims.
     (ix) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York;
     (x) “Bondholder Claims” means all allowed liquidated, noncontingent, unsecured Claims arising under the unsecured notes listed in the definition of Bondholders in the PSA Term Sheet;
     (xi) “Bondholder Record Date” means August 13, 2007;

     (xii) “Certificate of Designation” means the Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock in the form of Exhibit B;
     (xiii) “Claims” means claims (as such term is defined under section 101 of the Bankruptcy Code) against the Company or any rights to acquire such claims;
     (xiv) “Company Board” means the board of directors of the Company;
     (xv) “Company Material Adverse Effect” means any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect (a) on the business, results of operations or financial condition of the Company, New Dana and their Subsidiaries, taken as a whole, or (b) that would prevent the Company from timely consummating the transactions contemplated hereby in all material respects; provided, however, that the definition of Company Material Adverse Effect will not include facts, circumstances, events, changes, effects or occurrences (i) generally affecting the industry in which the Company and its Subsidiaries or their customers operate, or the economy or the financial, credit or securities markets, in the United States or other countries in which the Company or its Subsidiaries operate, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing that causes any damage or destruction to or renders physically unusable or inaccessible any facility or property of the Company or any of its Subsidiaries); (ii) reflecting or resulting from changes in law or GAAP (or authoritative interpretations thereof); (iii) resulting from actions of the Company or any of its Subsidiaries that Centerbridge has expressly requested in writing or to which Centerbridge has expressly consented to in writing; (iv) to the extent resulting from the announcement of the Investments and the transactions contemplated thereby, including any lawsuit related thereto or any loss or threatened loss of or adverse change or threatened adverse change, in each case resulting therefrom, in the relationship of the Company or its Subsidiaries with its customers, suppliers, employees or others; (v) resulting from changes in the market price or trading volume of the Company’s securities, provided that the exceptions in this clause (v) are strictly limited to any such change or failure in and of itself and will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such change or such failure has resulted in, or contributed to a Company Material Adverse Change; (vi) resulting from the suspension of trading in securities generally on any U.S. national securities exchange; or (vii) resulting from changes in the pool of claims (as such term is defined in Section 1.01(5) of the Bankruptcy Code); except to the extent that, with respect to clauses (i) and (ii), the impact of such fact, circumstance, event, change, effect or occurrence is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the industries in which the Company and its Subsidiaries compete;
     (xvi) “Company Reports” means all forms and reports filed by the Company with the SEC after January 1, 2006, and any such forms or reports filed by the Company with the SEC after the date of this Agreement and until the Closing Date, in each case under Sections 12(b) or 12(g) of the Exchange Act and the rules and regulations promulgated thereunder;
     (xvii) “Confirmation Date” means the date that the Confirmation Order is entered;
     (xviii) “Confidentiality Agreement” means that agreement by and between Centerbridge and the Company, dated as of June 1, 2007, as amended on June 19, 2007 and at any time thereafter;
     (xix) “Control” (including the terms “Controlling”, “Controlled by” and under “Common Control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;
     (xx) “Independent Director” has the meaning given such term in Exhibit B;
     (xxi) “Investment Term Sheet” means the term sheet summarizing certain terms of this Agreement, dated July 5, 2007;
     (xxii) “Knowledge” means the actual knowledge after reasonable inquiry of any of the Company’s executive officers in the case of the Company and, in the case of Purchaser, means the actual knowledge of Centerbridge’s executive officers after reasonable inquiry;
     (xxiii) “Litigation” means any complaint, action, suit, proceeding, arbitration or other alternate dispute resolution procedure, demand, investigation or inquiry, whether civil, criminal or administrative;
     (xxiv) “New Common Stock” means the common stock of New Dana issued pursuant to the Plan;
     (xxv) “New Dana Board” means the board of directors of New Dana;
     (xxvi) “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;
     (xxvii) “Purchaser Material Adverse Effect” means any change, effect, event or condition that has prevented or materially delayed or could reasonably be expected to prevent or materially delay Centerbridge’s or Purchaser’s ability to consummate the transactions contemplated hereby;
     (xxviii) “QIB” means a “qualified institutional buyer,” as such term is defined in Rule 144A promulgated under the Securities Act.
     (xxix) “Qualified Bond Claims” means the net Bondholder Claims (after subtracting short positions and/or other hedge positions) that are beneficially owned as of the Bondholder Record Date by a Person who (A) together with its Affiliates, holds Bondholder Claims and/or Trade Claims in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; and (C) executes and delivers a signature page to the Support Agreement on or before the Bondholder Record Date.
     (xxx) “Qualified Investor” means a Person, other than the Unions, who (A) together with its Affiliates, beneficially owns Qualified Bond Claims, Acquired Bond Claims, and/or Qualified Trade Claims(such claims collectively, “Participating Claims”) in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; (C) is qualified to make the representations and warranties in, and who delivers to the Company within the timeframe specified in Section 1.2, a duly executed copy of, a Series B Subscription Agreement in the form of Exhibit C ; and (D) has not at any time during the period from the Bondholder Record Date through and including the Effective Date, engaged in any short sales of New Common Stock or Claims, any transactions involving options (including exchange-traded options), puts, calls or other derivatives involving securities of New Dana or any other transactions of any type that would have the effect of providing such holder with any other economic gain in the event of a decrease in the current or future market price of New Common Stock or Claims unless such Person has engaged in such activity pursuant to Section 4.7 of the Support Agreement, or otherwise breached any covenants or agreements in the Subscription Agreement.
     (xxxi) “Qualified Purchaser Transferee” means an Affiliate of Purchaser that executes an Assumption Agreement, but only to the extent that such Qualified Purchaser Transferee is a corporation or other organization, whether incorporated or unincorporated, of which either Purchaser or Centerbridge directly or indirectly owns or Controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization;
     (xxxii) “Qualified Trade Claims” means Trade Claims that are beneficially owned as of the Trade Claims Record Date by a Person who (A) together with its Affiliates, beneficially owns Trade Claims, Qualified Bond Claims and/or Acquired Bond Claims in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; and (C) executes and delivers a signature page to the Support Agreement on or before the Trade Claims Record Date.

     (xxxiii) “Rights Agreement” means the Rights Agreement, dated as of April 25, 1996, as amended, between the Company and The Bank of New York, successor to Mellon Investor Services LLC (formerly Chemical Mellon Shareholder Services, L.L.C.), as Rights Agent;
     (xxxiv) “Securities Laws” means, collectively, the Securities Act, the Exchange Act, and any state securities and “blue sky” laws;
     (xxxv) “Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X promulgated by the SEC;
     (xxxvi) “Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or Controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions;
     (xxxvii) “Taxes or Tax” means all federal, state, local and foreign taxes arising after the date on which the Debtor filed the Chapter 11 Case, in the case of the Debtor, and arising at anytime in the case of Persons other than the Debtor, (including income or profits taxes, alternative or add-on minimum taxes, profits or excess profits taxes, premium taxes, occupation taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, prohibited transaction taxes, transfer taxes, value added taxes, employment and payroll-related taxes (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property taxes, business license taxes, occupation taxes, stamp taxes or duties, withholding or back up withholding taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including charges, interest, additions to tax and penalties with respect thereto, it being agreed that the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group or being included or required to be included in any Tax Return;
     (xxxviii) “Threshold Amount” means $25 million.
     (xxxix) “Trade Claims” means all allowed liquidated, noncontingent, unsecured Claims other than Bondholder Claims;
     (xl) “Trade Claims Record Date” means the Confirmation Date.
     (xli) “Unions” means, the United Steelworkers of America and the International Union, UAW; and
     (xlii) “Union Settlement Agreement” means the Settlement Agreements by and between the Company and the Unions.

     (b) When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. As the context requires, all references to the “Company” contained herein shall be references to “New Dana” after the Closing.
     8.9 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.
     8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
     8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

     8.12 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Bankruptcy Court.
     (b) It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Bankruptcy Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.
     (c) No party may move to (i) transfer any such suit, action or proceeding from the Bankruptcy Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Bankruptcy Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Bankruptcy Court for the purpose of bringing the same in another jurisdiction.
     (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.
     8.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     8.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
[Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

DANA CORPORATION

By:	/s/ Marc S. Levin
Name:	Marc S. Levin
Title:	Acting Secretary

CENTERBRIDGE CAPITAL PARTNERS, L.P.
By:	Centerbridge Associates, L.P.,
its general partner
	By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Jeffrey Aronson
Name:	Jeffrey Aronson
Title:	Authorized Person

CBP PARTS ACQUISITION CO. LLC
By: Centerbridge Capital Partners, L.P., its member owning a majority of its interests
By:	Centerbridge Associates, L.P.,
its general partner
	By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Jeffrey Aronson
Name:	Jeffrey Aronson
Title:	Authorized Person

LIST OF EXHIBITS

Exhibit A	—	Intentionally Omitted

Exhibit B	—	Form of Certificate of Designation

Exhibit C	—	Form of Subscription Agreement

Exhibit D	—	Form of Shareholders Agreement

Exhibit E	—	Form of Series A Registration Rights Agreement

Exhibit F	—	Form of Series B Registration Rights Agreement

Exhibit G	—	Form of Series B Subscription Agreement Representations Bring-down Certificate

Exhibit H	—	Market Maker Agreement referenced in Exhibit B

Exhibit A
[Intentionally Omitted]

Exhibit B

[NEW DANA CORPORATION]
ARTICLES OF SERIAL DESIGNATION OF
4.0% SERIES A CONVERTIBLE PREFERRED STOCK AND
4.0% SERIES B CONVERTIBLE PREFERRED STOCK1
     The terms of the authorized 4.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and 4.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of [New Dana Corporation], a corporation organized and existing under the State of [                    ] (the “Corporation”), are as set forth below:
     1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation two new series of Preferred Stock designated as the Series A Preferred and the Series B Preferred. The number of shares constituting the Series A Preferred will be 2,500,000, and the number of shares constituting the Series B Preferred will be 5,000,000.
     2. Ranking. The Series A Preferred and Series B Preferred will, with respect to payment of dividends and to distributions in the event of the Corporation’s voluntary or involuntary liquidation, winding up or dissolution (a “Liquidation”), rank (i) senior to the Corporation’s Series A Junior Participating Preferred Stock and all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A Preferred and Series B Preferred as to dividend rights and rights on a Liquidation (collectively referred to as “Junior Stock”), (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred and Series B Preferred as to dividend rights and rights on a Liquidation (collectively referred to as “Parity Stock”), and (iii) junior to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred or Series B Preferred as to dividend rights and rights on a Liquidation. For the avoidance of doubt, the Series A Preferred and Series B Preferred will rank on a parity with each other as to dividend rights and rights on a Liquidation.

[1]	To be conformed, as necessary, to reflect the name and jurisdiction of the reorganized company. The Charter and By-Laws will also be amended to reflect changes in par value, to authorize additional preferred stock to permit the issuance of the Series A Preferred and Series B Preferred, to permit preemptive rights, to increase the number of directors and to allow a special meeting of shareholders to be held at the request of shareholders owning not less than 20% of the issued and outstanding voting shares, including taking into account the preferred shares on an as converted basis.

     3. Dividends. (a) So long as any shares of Series A Preferred or Series B Preferred are outstanding, the holders of such shares will be entitled to receive out of the Corporation’s assets legally available therefor, when, as and if declared by the Board, preferential dividends at a rate per annum equal to 4.0% (the “Dividend Rate”) on the then-effective Liquidation Preference per share for such share hereunder, payable in cash. Subject to Section 5(f), such dividends with respect to each share of Series A Preferred and Series B Preferred, as applicable, will be fully cumulative and will begin to accrue from the Issue Date of such share, whether or not such dividends are authorized or declared by the Board and whether or not in any Dividend Period or Dividend Periods there are assets of the Corporation legally available for the payment of such dividends.
     (b) Dividends on the shares of Series A Preferred and Series B Preferred will be payable quarterly in equal amounts (subject to Section 3(d) hereunder with respect to shorter periods, including the first such period with respect to newly issued shares of Series A Preferred or Series B Preferred) in arrears on each Dividend Payment Date, in preference to and in priority over dividends on any Junior Stock, commencing on the first Dividend Payment Date after the Issue Date of such share of Series A Preferred or Series B Preferred, as applicable. Subject to
Section 3(f), such dividends will be paid to the holders of record of the shares of Series A Preferred and Series B Preferred, as applicable, as they appear at the close of business on the applicable Dividend Record Date. The amount payable as dividends on such Dividend Payment Date will be payable in cash, unless such payment is prohibited under statutory law.
     (c) All dividends paid with respect to shares of Series A Preferred and Series B Preferred pursuant to Section 3(a) will be paid pro rata to the holders thereof and will first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid. Dividend payments will be aggregated per holder and will be made to the nearest cent (with $0.005 being rounded upward).
     (d) The amount of dividends payable per share of Series A Preferred and Series B Preferred for each full Dividend Period will be computed by dividing the annual dividend amount for such share by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on a share of Series A Preferred or Series B Preferred, as applicable, will be computed on the basis of twelve 30-day months and a 360-day year. No interest will accrue or be payable in respect of unpaid dividends.
     (e) Any reference to “distribution” in this Section 3 will not be deemed to include any distribution made in connection with any Liquidation.
     (f) Notwithstanding any other provision hereof, in no event will a dividend payable under Section 3(a) be paid in respect of any share of Series A Preferred or Series B Preferred that has been converted prior to the applicable Dividend Payment Date pursuant to Section 5(b) or (c) if such dividend was included in the calculation of clause (i) of Section 5(b) or 5(c), as applicable.

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     4. Liquidation Rights. (a) In the event of any Liquidation, the holders of shares of Series A Preferred and Series B Preferred then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, earnings or otherwise, before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of Junior Stock, an amount with respect to each share of Series A Preferred and Series B Preferred outstanding equal to the then-effective Liquidation Preference per share for such shares, plus all declared or accrued and unpaid dividends in respect thereof to the date of final distribution. If upon any Liquidation, the assets to be distributed among the holders of Series A Preferred and Series B Preferred are insufficient to permit the payment to such shareholders of the full preferential amounts thereof, then the entire assets of the Corporation to be distributed will be distributed ratably among the holders of Series A Preferred, Series B Preferred and Parity Stock, based on the full preferential amounts for the number of shares of Series A Preferred, Series B Preferred and Parity Stock held by each holder.
     (b) After payment to the holders of Series A Preferred and Series B Preferred of the amounts set forth in Section 4(a) hereof, such holders will not be entitled to any further participation in any distribution of the Corporation’s assets and the entire remaining assets and funds of the Corporation legally available for distribution, if any, will be distributed among the holders of any Capital Stock entitled to a preference over the Common Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.
     (c) No funds are required to be set aside to protect the Liquidation Preference of the shares of Series A Preferred and Series B Preferred, although the applicable Liquidation Preference will be substantially in excess of the par value of the shares of Series A Preferred and Series B Preferred.
     (d) For purposes of this Section 4, neither a merger, consolidation, business combination, reorganization or recapitalization of the Corporation with or into any corporation, nor a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries (on a consolidated basis) will be deemed a Liquidation.
     5. Conversion. The Series A Preferred and Series B Preferred are convertible into shares of Common Stock as follows:
     (a) Conversion Price. The initial Conversion Price of each share of Series A Preferred and Series B Preferred will be determined as set forth in the definition of “Conversion Price” in Section 13 and the defined terms used therein. In addition to Common Stock, holders will receive, upon conversion, rights under the Corporation’s Rights Agreement, dated as of April 25, 1996, unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. The Conversion Price will be subject to adjustment as provided in Section 5(h).

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     (b) Optional Conversion Right. At any time after the six-month anniversary of the Original Issue Date, but subject to Section 8, at the option of the holder thereof, any share of Series A Preferred or Series B Preferred may be converted into such number of fully paid and non-assessable shares of Common Stock that is obtained by dividing (i) the then-effective Liquidation Preference plus all accrued but unpaid dividends under Section 3(a) for such share by (ii) the Conversion Price (as in effect on the Conversion Date).
     (c) Mandatory Conversion. If the Closing Sale Price of the Common Stock has exceeded an amount equal to 1.4 multiplied by the Distributable Market Equity Value Per Share (such product, rounded up to the nearest cent, and subject to equitable adjustment in the event of any stock dividends, splits, reverse splits, combinations, reclassifications and similar actions, the “Mandatory Conversion Trigger Price”), for at least 20 consecutive Trading Days commencing from or after the fifth anniversary of the Original Issue Date, then the Corporation may, at its option at any time after any such 20 consecutive Trading Day period, cause all but not less than all of the outstanding shares of Series A Preferred and Series B Preferred to convert into such number of fully paid and non-assessable shares of Common Stock that is obtained by dividing (i) the then-effective Liquidation Preference of such shares plus any accrued but unpaid dividends under Section 3(a) for such shares by (ii) the Conversion Price (as in effect on the Conversion Date).
     (d) Mechanics for Exercise of Conversion Rights. In order to exercise the optional conversion right provided for in Section 5(b), the holder of each share of Series A Preferred or Series B Preferred to be converted will (i) surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, to the office of the Transfer Agent or (ii) deliver written notice to the Corporation or the Transfer Agent that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates (the actions taken pursuant to clause (i) or (ii), a “Surrender”), accompanied, in either case, by written notice to the Corporation that the holder thereof elects to convert all or a specified whole number of shares of Series A Preferred or Series B Preferred, as applicable. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred or Series B Preferred, as applicable, are registered, each share Surrendered for conversion must be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). In the event the Corporation elects to exercise the mandatory conversion right provided for in Section 5(c), the Corporation will provide written notice of such exercise to the Transfer Agent and each holder of Series A Preferred and Series B Preferred specifying the date on which such conversion will be effective (the “Mandatory Conversion Notice”), which date must be no less than 90 days from the date on which such written notice is sent, and thereafter each holder of shares of Series A Preferred and Series B Preferred will Surrender its shares to the Corporation.

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     (e) Delivery of Certificates and Conversion Date. As promptly as practicable, but in any event within five Business Days following the Conversion Date (in the case of a conversion pursuant to Section 5(b)) or within five Business Days following the date on which a holder of shares to be converted Surrenders such shares to the Corporation (in the case of a conversion pursuant to Section 5(c)), the Corporation will issue and deliver to, or upon the written order of, the holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such holder’s applicable shares of Series A Preferred or Series B Preferred in accordance with the provisions of this Section 5, and any fractional interest in respect of a share of Common Stock arising upon such conversion will be settled as provided in Section 5(g) hereof. In the event of a conversion pursuant to Section 5(b), upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred or Series B Preferred Surrendered for conversion, the Corporation will also issue and deliver to, or upon the written order of, the holder of the certificate so Surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred or Series B Preferred, as applicable, representing the unconverted portion of the certificate so Surrendered, which new certificate will entitle the holder thereof to the rights of the shares of Series A Preferred or Series B Preferred represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been Surrendered for conversion. Each conversion will be deemed to have been effected as of the close of business on the date on which (i) in the case of an optional conversion pursuant to Section 5(b), the certificates for Series A Preferred or Series B Preferred are Surrendered and such notice and payment of all required transfer taxes and dividends received by the Corporation as aforesaid, or (ii) in the case of a mandatory conversion pursuant to Section 5(c), the date specified in the Mandatory Conversion Notice (the “Conversion Date”). On the Conversion Date, all rights with respect to the shares of Series A Preferred or Series B Preferred so converted, including the rights, if any, to receive notices, will terminate except only the rights of holders thereof to receive the physical certificates contemplated by this Section 5(e) and cash in lieu of any fractional share as provided in Section 5(g), and the Person entitled to receive the shares of Common Stock will be treated for all purposes as having become the record holder of such shares (even if certificates for such shares of Common Stock have not yet been issued).
     (f) If conversion rights are exercised with respect to shares of Series A Preferred or Series B Preferred under Section 5(b) or (c), such shares will cease to accrue dividends pursuant to Section 3(a) as of the end of day immediately preceding the Conversion Date.
     (g) No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon conversion of shares of Series A Preferred or Series B Preferred. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of such shares, the Corporation will pay to the holder of such shares an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Conversion Date. If more than one share is Surrendered for conversion pursuant to this Section 5 at one time by the same holder, the number of full shares of Common Stock

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issuable upon conversion thereof will be computed on the basis of the aggregate number of shares so Surrendered.
     (h) Conversion Price Adjustments. The Conversion Price is subject to adjustment from time to time as follows:
          (i) Stock Splits and Combinations. If, after the Original Issue Date, the Corporation (A) subdivides or splits its outstanding shares of Common Stock into a greater number of shares, (B) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares, or (C) issues any Capital Stock of the Corporation by reclassification of its Common Stock, then the Conversion Price in effect immediately prior to such event will be adjusted so that the holder of any share of Series A Preferred or Series B Preferred thereafter Surrendered for conversion will be entitled to receive the number of such securities that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above as if such share had been converted immediately prior to the effective date of such subdivision, combination or reclassification or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 5(h)(i) will become effective at the close of business on the effective date of such corporate action. Such adjustment will be made successively wherever any event listed above occurs.
          (ii) Dividends/Distributions of Common Stock. If, after the Original Issue Date, the Corporation fixes a record date for or pays a dividend or makes a distribution in shares of Common Stock on any class of Capital Stock of the Corporation, other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 5(h)(i), then the Conversion Price in effect at the close of business on the record date therefor will be adjusted to equal the price determined by multiplying (A) such Conversion Price by (B) a fraction, the numerator of which will be the number of shares of Common Stock Outstanding at the close of business on the record date and the denominator of which will be the sum of (1) the number of shares of Common Stock Outstanding at the close of business on the record date and (2) the number of shares of Common Stock constituting such dividend or distribution. An adjustment made pursuant to this Section 5(h)(ii) will become effective immediately after the close of business on such record date (except as provided in Section 5(h)(iv)(F) hereof). Such adjustment will be made successively wherever any event listed above occurs.
          (iii) Certain Issuances of Common Stock and Common Stock Derivatives. If, after the Original Issue Date, the Corporation issues or sells shares of Common Stock or any Common Stock Derivative without consideration or at a consideration per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a Common Stock Derivative), calculated by including the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon and in respect of any such conversion, exchange or exercise, that is less than the Conversion Price in effect at the close of business on the day immediately preceding such issuance, then the maximum number of shares of Common Stock issuable upon conversion,

6

exchange or exercise of such Common Stock Derivatives, as applicable, will be deemed to have been issued as of such issuance and such Conversion Price will be decreased, effective as of the time of such issuance, to equal the price determined by multiplying (A) such Conversion Price by (B) a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance and (2) the number of shares which the aggregate proceeds to the Corporation from such issuance (including any additional consideration per share of Common Stock payable to the Corporation upon any such conversion, exchange or exercise) would purchase at such Conversion Price, and the denominator of which will be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance and (2) the number of additional shares of Common Stock issued or subject to issuance upon the conversion, exchange or exercise of such Common Stock Derivatives issued. In the event that any portion of such consideration is in a form other than cash, the Fair Market Value of such noncash consideration will be used. Notwithstanding any provision hereof to the contrary, this Section 5(h)(iii) will not apply to any issuance of Common Stock in any manner described in Section 5(h)(i) and (ii). Such adjustment will be made successively wherever any event listed above occurs.
     (iv) Additional Conversion Matters.
          (A) Minor Adjustments and Calculations. No adjustment in the Conversion Price pursuant to any provision of this Section 5(h) will be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 5(h)(iv)(A) are not required to be made will be carried forward and taken into account in any subsequent adjustments until made. All calculations under this Section 5(h) will be made to the nearest cent (with $0.005 being rounded upward) or to the nearest whole share (with 0.5 of a share being rounded upward), as the case may be.
           (B) Exceptions to Adjustment Provisions. The provisions of this Section 5(h) will not be applicable to (1) any issuance for which an adjustment to the Conversion Price is provided under any other subclause of this Section 5(h), (2) any issuance of shares of Common Stock upon actual exercise, exchange or conversion of any Common Stock Derivative if the Conversion Price was fully and properly adjusted at the time such securities were issued or if no such adjustment was required hereunder at the time such securities were issued, (3) the issuance of additional shares of Series A Preferred or Series B Preferred at a per share price equal to or greater than the applicable Liquidation Preference or the issuance of shares of Common Stock upon conversion of outstanding shares of Series A Preferred or Series B Preferred, (4) the issuance of Common Stock Derivatives or shares of Common Stock to employees, directors or consultants of the Corporation or its subsidiaries pursuant to management or director incentive plans or stock compensation plans as in effect on or prior to the Original Issue Date or approved by the affirmative vote of a majority of the Board after the Original Issue Date, including any employment, severance or consulting agreements, or the issuance of shares of Common Stock upon the exercise of such Common Stock Derivative, (5) the issuance of shares of Common Stock as consideration for an arm’s-length acquisition of a business or assets from Third Parties

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that is approved by a majority of the Corporation’s shareholders in accordance with the requirements under the Charter and the Corporation’s By-Laws and applicable law, or (6) the issuance of shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan.
          (C) Board Adjustment to Conversion Price. Anything in this Section 5(h) to the contrary notwithstanding, the Corporation may, to the extent permitted by law, make such reductions in the Conversion Price, in addition to those required by this Section 5(h), as the Board in its good faith discretion determines to be necessary in order that any subdivision of shares, reclassification or combination of shares, distribution of Common Stock Derivatives, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders will not be taxable. Whenever the Conversion Price is so decreased, the Corporation will mail to holders of record of shares of Series A Preferred and Series B Preferred a notice of the decrease at least 5 days before the date the decreased Conversion Price takes effect, and such notice will state the decreased Conversion Price and the period it will be in effect.
          (D) Other Capital Stock. In the event that, at any time as a result of the provisions of this Section 5(h), a holder of shares of Series A Preferred or Series B Preferred becomes entitled to receive any shares of Capital Stock of the Corporation other than Common Stock upon subsequent conversion, the number of such other shares so receivable upon conversion will thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
          (E) Effect of Adjustment. In the event that, at any time after the Original Issue Date, any adjustment is made to the Conversion Price pursuant to this Section 5, such adjustment to the Conversion Price will be applicable with respect to all then outstanding shares of Series A Preferred and Series B Preferred and all shares of Series A Preferred or Series B Preferred issued after the date of the event causing such adjustment to the Conversion Price.
          (F) Adjustment Deferral. In any case in which Section 5(h) provides that an adjustment becomes effective from and after a record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any shares of Series A Preferred or Series B Preferred converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 5(g).
          (G) Other Limits on Adjustment. There will be no adjustment of the Conversion Price in the event of the issuance of any shares of the Corporation in a

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reorganization, acquisition or other similar transaction, except as specifically set forth in this Section 5.
          (H) Abandoned Events and Expired Common Stock Derivatives. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter and before the distribution to shareholders legally abandons its plan to pay or deliver such dividend or distribution, then thereafter any adjustment in the Conversion Price granted by this Section 5(h) will, as and if necessary, be readjusted at the time of such abandonment to the Conversion Price that would have been in effect if no adjustment had been made (taking proper account of all other conversion adjustments under this Section 5(h)); provided, however, that such readjustment will not affect the Conversion Price of any shares of Series A Preferred or Series B Preferred that have been converted prior to such abandonment. If any Common Stock Derivatives referred to in this Section 5(h) in respect of which an adjustment has been made expire unexercised in whole or in part after the same have been distributed or issued by the Corporation, the Conversion Price will be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired Common Stock Derivatives (taking proper account of all other conversion adjustments under this Section 5(h)); provided, however, that such readjustment will not affect the Conversion Price of any shares of Series A Preferred or Series B Preferred that have been converted prior to such expiration.
          (I) Participation in Dividends. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made under Section 5(h)(ii) to the extent that the holders of Series A Preferred or Series B Preferred, as applicable, participate in any such distribution on an as-converted basis based on the number of shares of Common Stock into which such shares are then convertible.
          (J) Pre-Conversion Price Determination Time Events. No adjustment will be made to the Conversion Price for events occurring prior to the determination of the Conversion Price in accordance with Section 5(a) (the “Conversion Price Determination Time”), whether or not they would otherwise result in an adjustment to the Conversion Price pursuant to this Section 5(h); provided, however, that the Corporation will not take any actions that, but for this Section 5(h)(iv)(J), would have resulted in an adjustment of the Conversion Price prior to the Conversion Price Determination Time pursuant to this Section 5(h) without the written consent of the Required Holders.
     (i) Fundamental Changes. In the event that any transaction or event (including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all of the outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a “Fundamental Change”), the holder of each share of Series A Preferred and each share of Series B Preferred outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent conversion to receive (but only out of legally available

9

funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto (assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change). Such adjustment will be made successively whenever any event listed above occurs. No adjustment will be made pursuant to Section 5(i) in respect of any Fundamental Event as to which an adjustment to the Conversion Price was made pursuant to Section 5(h).
     (j) Notice of Certain Events. If, subject to the limitations set forth in Section 3 hereof:
          (i) the Corporation declares (A) any dividend (or any other distribution) on Common Stock, other than a dividend payable in shares of Common Stock, or (B) any extraordinary dividend or distribution on any Junior Stock (excluding any regularly scheduled dividends paid in accordance with the terms thereof);
          (ii) there is any recapitalization or reclassification of the Common Stock (other than an event to which Section 5(h) hereof applies) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a share exchange or self-tender offer by the Corporation for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety or any compulsory share exchange affecting the Common Stock; or
          (iii) there occurs a Liquidation;
then the Corporation will cause to be filed with the Transfer Agent and will cause to be mailed to the holders of the outstanding shares of Series A Preferred and Series B Preferred at the addresses of such holders as shown on the stock books of the Corporation, as promptly as possible, but at least ten Business Days prior to the applicable date hereinafter specified and no later than when notice is first mailed or sent to the holders of Common Stock, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant are to be determined or (B) the date on which such reclassification, consolidation, merger, share exchange, self-tender offer, sale, transfer or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, self-tender offer, sale, transfer or Liquidation. Failure to give or receive such notice or any defect therein will not affect the legality of validity of the proceedings described in this Section 5.
     (k) Sufficient Shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, solely for the

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purpose of effecting conversion of the Series A Preferred and Series B Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred and Series B Preferred not theretofore converted. For purposes of this Section 5(k), the number of shares of Common Stock that are deliverable upon the conversion of all such outstanding shares will be computed as if at the time of computation all such outstanding shares were held by a single holder.
     (l) Compliance with Laws. Prior to the delivery of any securities that the Corporation is obligated to deliver upon conversion of shares of Series A Preferred or Series B Preferred, the Corporation will use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (m) Officer’s Certificate. As promptly as practicable following the Conversion Price Determination Time, the Corporation will promptly file with the Transfer Agent, and cause to be delivered to each holder of Series A Preferred and each holder of Series B Preferred, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth the determination of the initial Conversion Price, the Distributable Market Equity Value Per Share and the Mandatory Conversion Trigger Price. Thereafter whenever the applicable Conversion Price is adjusted pursuant to this Section 5, the Corporation will promptly file with the Transfer Agent, and cause to be delivered to each holder of Series A Preferred and each holder of Series B Preferred, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis of the determination of the Current Market Price and/or Fair Market Value, as applicable) and specifying the new applicable Conversion Price. In the event of a Fundamental Event pursuant to Section 5(i), such a certificate will be issued describing the amount and kind of stock, securities, property or assets or cash receivable upon conversion of the Series A Preferred and Series B Preferred after giving effect to the provisions of such Section 5(i).
     (n) Errors. The Board will have the power to resolve any ambiguity or correct any error in Section 5, and its action in doing so will be final and binding and conclusive.
     (o) No Increase. Notwithstanding anything herein to the contrary, the Conversion Price will in no event be increased pursuant to
Section 5(h)(iii).
     6. Voting Rights. (a) General. Subject to the terms of the Shareholders Agreement, holders of shares of Series A Preferred and Series B Preferred will have one vote for each share of Common Stock into which such share of Series A Preferred or Series B Preferred, as applicable, could be converted at the Conversion Price at the record date for determination of the shareholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited by the Corporation. Except as required by law, by the terms of any agreement to which the Corporation and holders of Series A Preferred or Series B

11

Preferred, as applicable, are a party or as otherwise set forth in this Section 6, such holders will have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and will be entitled to vote, together with holders of Common Stock and not by classes, with respect to any and all matters upon which holders of Common Stock have the right to vote. Fractional votes by the holders of Series A Preferred and Series B Preferred will not be permitted, and any fractional voting rights (after aggregating all shares into which shares of Series A Preferred or Series B Preferred, as applicable, held by each holder could be converted) will be disregarded.
     (b) Without limiting Article III of the Shareholders Agreement, beginning with the Corporation’s first annual meeting of shareholders following the Original Issue Date, for as long as shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million are owned by the Initial Series A Purchaser, the Board will consist of seven members, elected as follows:
          (i) The holders of shares of the Series A Preferred will be entitled, voting as a separate class, to elect three directors at each meeting of shareholders held for the purpose of electing directors, at least one of whom will be an Independent Director.
                    (A) In case of any removal, either with or without cause, of a director elected by the holders of the shares of Series A Preferred, the holders of the shares of Series A Preferred will be entitled, voting as a separate class either by written consent or at a special meeting or next regular meeting, to elect a successor to hold office for the unexpired term of the director who has been removed.
                    (B) (1) In case of such removal, an officer of the Corporation may call, and, upon written request of the Initial Series A Purchaser, addressed to the Secretary of the Corporation, will call a special meeting of the holders of shares of Series A Preferred. Such meeting will be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board. Notwithstanding the provisions of this Section 6(b)(i)(B)(1), no such special meeting will be called during a period within the 120 days immediately preceding the date fixed for the next annual meeting of shareholders in which such case, the election of directors pursuant to Section 6(b)(i) will be held at such annual meeting of shareholders.
                         (2) At any meeting held for the purpose of electing directors at which the holders of shares of Series A Preferred voting separately as one class have the right to elect directors as provided herein, the presence in person or by proxy of the holders of more than 50% of the then-outstanding shares of the Series A Preferred will be required and will be sufficient to constitute a quorum of such class for the election of directors by such class.

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          (ii) The remaining directors will be elected by holders of shares of Common Stock and any other class of Capital Stock entitled to vote in the election of directors (including the Series A Preferred and Series B Preferred) (together the “Voting Stock”), voting together as a single class at each meeting of shareholders held for the purpose of electing directors.
                    (A) In case of any removal, either with or without cause, of a director elected by the holders of the Voting Stock, the holders of the shares of Voting Stock will be entitled, voting together as a class either by written consent or at a special meeting or next regular meeting, to elect a successor to hold office for the unexpired term of the director who has been removed.
                    (B) (1) In case of such removal, an officer of the Corporation may call, and, upon written request of the holders of at least 25% of the outstanding shares of Voting Stock, addressed to the Secretary of the Corporation, will call a special meeting of the holders of Voting Stock. Such meeting will be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board. Notwithstanding the provisions of this Section 6(b)(ii)(B)(1), no such special meeting will be called during a period within the 120 days immediately preceding the date fixed for the next annual meeting of shareholders in which such case, the election of directors pursuant to Section 6(b)(ii) will be held at such annual meeting of shareholders.
                         (2) At any meeting held for the purpose of electing directors at which the holders of Voting Stock voting together as one class have the right to elect directors as provided herein, the presence in person or by proxy of the holders of more than 50% of the then-outstanding shares of Voting Stock will be required and will be sufficient to constitute a quorum of such class for the election of directors by such class.
                   (C) In case of any vacancy (other than by removal) in the office of a director elected by the holders of the shares of Common Stock, the vacancy will be filled by the remaining directors of the Board.
     (c) Election of Directors Upon Dividend Default. If at any time the equivalent of six quarterly dividends payable on the shares of Series A Preferred or Series B Preferred or any other class or series of Parity Stock are accrued and unpaid (whether or not consecutive and whether or not declared), then, immediately prior to the next annual meeting of shareholders or special meeting of shareholders, the total number of directors constituting the entire Board will automatically be increased by two and, in each case, the holders of all outstanding shares of Series A Preferred, Series B Preferred and any Parity Stock having similar voting rights then exercisable, voting separately as a single class without regard to series, will be entitled to elect at such meeting of the shareholders of the Corporation two directors to serve until all dividends accumulated and unpaid on any such voting shares have been paid. The term of office of all such directors will terminate immediately upon payment in full of all accrued but unpaid dividends and upon such termination the total number of directors constituting

13

the entire Board will be reduced by two. In exercising any such vote, each outstanding share of Series A Preferred and Series B Preferred will be entitled to one vote, excluding shares held by the Corporation or any entity controlled by the Corporation, which shares will have no vote. Notwithstanding the foregoing, the number of directors to be elected pursuant to this Section 6(c) will be reduced to zero in the event that the holders of Series A Preferred are entitled to elect directors pursuant to Section 6(b)(i) at such time; provided, however, that such number will be increased back to two pursuant to this Section 6(c) effective immediately upon the termination of the right of the holders of Series A Preferred to elect directors pursuant to Section 6(b)(i) unless at such time all accumulated and unpaid dividends have been paid.
     (d) No holder of Series A Preferred or Series B Preferred may receive any compensation or remuneration of any kind (from the Corporation or from any other Person) in connection with the exercise or non-exercise of any voting or other rights under any provision of these Articles.
     7. Preemptive Rights. (a) If, prior to the Preemptive Rights Disqualifying Date, the Corporation proposes to offer any shares of Capital Stock to any Person or Persons, other than any shares of Capital Stock issued as described in Section 5(h)(iv)(B)(4) or (5), (the “New Securities”), the Corporation will, prior to issuing such New Securities, deliver to the holders of Series A Preferred (the “Qualified Participants”) a written offer (the “Preemptive Rights Offer”) to issue to such Qualified Participants New Securities to maintain their Pro Rata Amounts. The Preemptive Rights Offer will state (i) the amount of New Securities to be issued, (ii) the terms of the New Securities, (iii) the purchase price of the New Securities, and (iv) any other material terms of the proposed issuance. The Preemptive Rights Offer will remain open and irrevocable for a period of 30 days from the date of its delivery (the “Preemptive Rights Period”).
     (b) Each Qualified Participant may accept the Preemptive Rights Offer by delivering to the Corporation a written notice (the “Preemptive Rights Notice”) within the Preemptive Rights Period. The Preemptive Rights Notice will state the number (the “Preemptive Rights Number”) of New Securities such Qualifying Participant desires to purchase. If the sum of all Preemptive Rights Numbers exceeds the number of New Securities that the Corporation proposes to issue, then the New Securities will be allocated among the Qualifying Participants that delivered a Preemptive Rights Notice in accordance with their Pro Rata Amounts.
     (c) The issuance of New Securities to the Qualified Participants will be made on a Business Day, as designated by the Corporation, not less than ten nor more than 30 days after expiration of the Preemptive Rights Period on terms and conditions of the Preemptive Rights Offer consistent with this Section 7. At the closing of the issuance of the New Securities to such Qualified Participants, the Corporation will deliver certificates or other instruments evidencing such New Securities against payment of the purchase price therefor, and such New Securities will be issued free and clear of all liens, claims and other encumbrances (other than those attributable to actions by the purchasers thereof). At such closing, all of the parties to the transaction will execute such additional

14

documents as are deemed by the Board to be necessary or appropriate in its sole discretion.
     (d) If the number of New Securities included in the Preemptive Rights Offer exceeds the sum of all Preemptive Rights Numbers, the Corporation may issue such excess or any portion thereof on the terms and conditions of the Preemptive Rights Offer to any Person within 45 days after expiration of the Preemptive Rights Period (or upon the expiration of any regulatory period, if applicable). If such issuance is not made within such period, the restrictions provided for in this Section 7 will again become effective.
     Except as otherwise expressly provided in this Section 7, no holder of any shares of Series A Preferred or Series B Preferred will have any preemptive right to acquire any shares of unissued Capital Stock of the Corporation, now or hereafter authorized, or any treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares of capital stock.
     8. Transferability. (a) Subject to Section 8(c), during the six-month period following the Original Issue Date (the “Transfer Prohibition Period”), no holder of shares of Series A Preferred or Series B Preferred may (i) sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way all or any part of an interest in (“Transfer”) such holder’s Series A Preferred or Series B Preferred, as applicable, or (ii) convert any such shares into Common Stock pursuant to Section 5; provided, however, that nothing in this Section 8(a) will prohibit a holder from Transferring Series A Preferred or Series B Preferred to a Permitted Transferee of such holder.
     (b) Subject to Section 8(c), during the 30-month period commencing immediately upon the end of the Transfer Prohibition Period, the Initial Series A Purchaser may not (i) Transfer shares of Series A Preferred having an aggregate Series A Liquidation Preference of more than $125 million to any Person or (ii) convert shares of Series A Preferred having an aggregate Series A Liquidation Preference of more than $125 million into shares of Common Stock pursuant to Section 5; provided, however, that nothing in this Section 8(b) will prohibit the Initial Series A Purchaser from Transferring Series A Preferred to a Permitted Transferee of such holder (and such a Transfer will not be counted for purposes of clause (i) above).
     (c) The restrictions on transferability set forth in Sections 8(a) and (b) will automatically terminate upon any (i) Bankruptcy Event relating to the Corporation, (ii) Company Sale to a Third Party, or (iii) underwritten public offering of any Common Stock for cash (other than in connection with an acquisition of assets, a company or a business by the Corporation or one of its subsidiaries in a transaction approved by the Board) pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar form) filed under the Securities Act, unless the holders of Series A Preferred or Series B Preferred, as applicable, are given the opportunity to sell securities in such public offering on the basis of their Pro Rata Amounts.

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     (d) Each certificate representing Series A Preferred or Series B Preferred issued to any holder will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Corporation may be advised by counsel are required by law (the “Legend”)):
     “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS CONTAINED IN THE ARTICLES OF SERIAL DESIGNATION RELATING TO SUCH SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH ARTICLES OF SERIAL DESIGNATION.”
     “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
     The Legend will be removed by the Corporation by the delivery of substitute certificates without such Legend in the event of the termination of the restrictions contained in this Section 8 pursuant to the terms of hereof; provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the transferee is obtained to the effect that such legend is no longer required for purposes of applicable securities laws.
     (e) In the event of any purported Transfer not made in compliance with this Section 8, such purported Transfer will be void and of no effect and the Corporation will not give effect to such Transfer. The Corporation will be entitled to treat the prior owner as the holder of any such securities not Transferred in accordance with this Section 8.
     (f) In no event will any holder of Series A Preferred or Series B Preferred engage in any short sales of Common Stock, any transactions involving options (including exchange-traded options), puts, calls or other derivatives involving securities of the Corporation or any other transactions of any type that would have the effect of providing such holder with any other economic gain in the event of a decrease in the Current Market Price, unless such holder has entered into a market maker agreement with the Corporation (or its predecessor) and Centerbridge, in the form annexed to the Investment Agreement, dated as of July 26, 2007, by and among Centerbridge, CBP Parts Acquisition Co. LLC, a newly formed Delaware limited liability company, and the Corporation as Exhibit H.
     9. Deregistration. For as long as any shares of Series A Preferred or Series B Preferred are outstanding, the Corporation will not voluntarily take any action to

16

deregister or suspend the registration of its Common Stock under Section 12 or 15 of the Exchange Act.
     10. No Reissuance. Shares of Series A Preferred or Series B Preferred that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, may not be reissued as shares of Series A Preferred or Series B Preferred and will (upon compliance with applicable law) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Series A Preferred or Series B Preferred are outstanding, any issuance of such shares must be in compliance with the terms hereof in respect of the applicable series of such shares. Upon any such reacquisitions, the number of shares of Series A Preferred or Series B Preferred, as applicable, authorized pursuant to the Charter and these Articles will be reduced by the number of shares so acquired.
     11. Transfer Agent. The duly appointed Transfer Agent for the Series A Preferred and Series B Preferred will be [___]. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent as long as the Corporation will appoint a successor transfer agent who will accept such appointment prior to the effectiveness of such removal.
     12. Currency. All shares of Series A Preferred and Series B Preferred will be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto will be made in U.S. currency. All references herein to “$” refer to the U.S. currency.
     13. Definitions. In additions to terms defined elsewhere in these Articles, the following terms have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, the terms “control,” “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Articles” means these Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock.
     “Bankruptcy Event” means the voluntary or involuntary commencement of a case or other proceeding against a Person seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for such Person of all or substantially all of its assets, or any similar action with respect

17

to such Person, whether judicial or non-judicial or under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; provided, however, that in no event will a Bankruptcy Event be deemed to have occurred as a result of any internal corporate or other restructuring or reorganization of such Person.
     “Board” means the Board of Directors of the Corporation; where any consent, approval or action is required by the Board hereunder and the authority of the Board with respect to such consent, approval or action has been delegated to a committee of the Board, in accordance with applicable law, the consent, approval or action by such committee will satisfy such requirement for purposes hereof.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Centerbridge” means Centerbridge Capital Partners, L.P., a Delaware limited partnership.
     “Charter” means the Corporation’s Restated Articles of Incorporation, as it may be amended from time to time.
     “Closing Sale Price” when used with reference to shares of the Common Stock or other securities on any date, means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock or other applicable security are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or other security are listed or admitted to trading or, if the shares of Common Stock or other security are not listed or admitted to trading on any national securities exchange, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the shares of Common Stock or other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or other security, as selected by the Board (any such applicable exchange or market referred to above, the “Corporation’s Principal Exchange”).

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     “Common Stock” means the common stock, par value $0.01 per share, of the Corporation and any shares or Capital Stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Corporation or pursuant to an agreement to which the Corporation is a party.
     “Common Stock Derivative” means any option, right, warrant or security of the Corporation which is convertible into or exercisable or exchangeable for Common Stock of the Corporation.
     “Common Stock Outstanding” means all shares of Common Stock issued and outstanding as of the applicable time plus the number of shares issuable upon conversion or exercise of all outstanding Common Stock Derivatives (including the Series A Preferred and the Series B Preferred) as of the applicable time.
     “Company Sale” means any merger, consolidation, business combination, reorganization or recapitalization of the Corporation that results in the transfer of 50% or more of the outstanding voting power of the Corporation, any sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries (on a consolidated basis), or any other form of corporate reorganization in which 50% or more of the outstanding shares of any class or series of Capital Stock of the Corporation are exchanged for or converted into cash, securities or property of another business organization.
     “Conversion Price” means an amount equal to 0.83 (the “Discount Factor”) multiplied by the Distributable Market Equity Value Per Share (rounded up to the nearest cent).
     “Current Market Price” when used with reference to shares of Common Stock or other securities on any date, means the average of the Closing Sale Price for the 30 consecutive Trading Days immediately prior to such date; provided, however, (a) if on any such date no market maker is making a market in the Common Stock or such other security so that there is no Closing Sale Price, then the Current Market Price of such Common Stock or other security will be valued using clause (a) of the definition of “Fair Market Value” below, as if it were an “asset” thereunder, and (b) that in the event that the Current Market Price is determined during a period following the announcement by the Corporation or other issuer of the applicable securities of (i) a dividend or distribution on such Common Stock or such other securities payable in shares of such Common Stock or securities convertible into shares of such Common Stock or securities, or (ii) any subdivision, combination or reclassification of such Common Stock or other securities, and prior to the expiration of the requisite 30 Trading Day period set forth above, then, and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading.
     “Debt/Interest” means an amount equal to the sum of net debt of the Corporation (defined as funded debt plus the average outstanding revolver balance pursuant to the Corporation’s five-year business plan net of cash as of the Original Issue Date) and the value of minority interests of the Corporation as of the Original Issue Date.

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     “Distributable Market Equity Value Per Share” means a per share value equal to the 20-Trading Day volume weighted average sale price (rounded to the nearest 1/10,000) of the Common Stock on the Corporation’s Principal Exchange, as reported by Bloomberg Financial Markets (or such other source as the Corporation may reasonably determine) and determined using the 22 Trading Days beginning on and including the first Business Day after the Original Issue Date (disregarding the Trading Days during such period having the highest and lowest volume weighted average sale price (as so determined)); provided, however, that, as of immediately following the Conversion Price Determination Time, the Distributable Market Equity Value Per Share shall result in the holders of the Series A Preferred and the Series B Preferred owning, on an as-converted, fully diluted basis, no less than the Preferred Ownership Floor of the Fully Diluted Shares on account of the Preferred Stock, and no more than Preferred Ownership Ceiling of the Fully Diluted Shares on account of the Preferred Stock.
     “Dividend Payment Date” means the first day of March, June, September and December; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date will be paid on the Business Day immediately following such Dividend Payment Date.
     “Dividend Periods” means the quarterly dividend periods commencing on and including the first day of March, June, September and December of each year and ending on and including the date before the next Dividend Payment Date of such year, respectively (other than the initial Dividend Period, which will commence on the Original Issue Date and end on and include the date before the first Dividend Payment Date after the Original Issue Date).
     “Dividend Record Date” means, with respect to a Dividend Payment Date, the close of business on the 15th calendar day prior thereto, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as may be fixed by the Board.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, with respect to any (a) asset, the amount that a willing buyer would pay an unaffiliated willing seller in an arm’s-length transaction to acquire ownership of such asset, with neither being under any compulsion to buy or sell, and both having reasonable knowledge of all relevant facts and taking into account all relevant circumstances and information, including market treatment of similar businesses, historical operating results and projections for future periods, as determined in good faith by the Board, or (b) security, the Current Market Price thereof.
     “Floor/Ceiling Mechanism” means the Preferred Ownership Floor and the Preferred Ownership Ceiling may be adjusted in accordance with the following chart to

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the extent the Debt/Interest is an amount other than $525 million2 in accordance with the following chart:

	Preferred		Preferred
	Ownership		Ownership
Debt/Interest	Ceiling	Debt/Interest	Floor
425	33.2%	425	29.4%
475	33.8%	475	29.9%
525	34.4%	525	30.4%
575	35.1%	575	30.9%
625	35.8%	625	31.4%
675	36.5%	675	32.0%
725	37.3%	725	32.6%
775	38.0%	775	33.2%
825	38.9%	825	33.8%
To the extent Debt/Interest either is less than $425 million or exceeds $825 million, the Preferred Ownership Ceiling and Preferred Ownership Floor will be adjusted ratably based on the chart above and the calculations therein.
     “Fully Diluted Shares” means a number of shares of Common Stock equal to the sum of (a) the number of shares of Common Stock issued and outstanding on the Issue Date plus (b) a number equal to the quotient of (i) the sum of (A) the aggregate Series A Liquidation Preference plus (B) the aggregate Series B Liquidation Preference divided by (ii) the Conversion Price.
     “Independent Director” means a director of the Corporation who qualifies as an “independent director” of the Corporation under (a) New York Stock Exchange (“NYSE”) Rule 303A(2), as such rule may be amended, supplemented or replaced from time to time (“303A(2)”), or (b) if the Corporation is listed or quoted on another securities exchange or quotation system that has an independence requirement, the comparable rule or regulation of such securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise). In addition, in order for a director designated by Centerbridge to be deemed to be an “Independent Director,” such director would also have to be considered an “independent director” of Centerbridge and the Initial Series A Purchaser under 303A(2), assuming for this purpose that (i) such director were a director of Centerbridge and the Initial Series A

[2]	Subject to possible revision taking into account the Debtors’ business plan filed with its Disclosure Statement, and the cash component may change based on the actual structure of the Plan. The Debtors, Centerbridge and the Ad Hoc Steering Committee (each as defined in Exhibit B to the Amended Plan Support Agreement, dated July 26, 2007, among the Corporation and the other parties thereto) and the Creditors’ Committee (as defined in the Investment Agreement, dated July 26, 2007, among the Corporation and the other parties thereto), if it is in existence at the time, or its designee under the Chapter 11 Plan (as defined in such Investment Agreement), will negotiate such number in good faith.

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Purchaser (whether or not such director actually is or has been a director of Centerbridge or the Initial Series A Purchaser) and (ii) Centerbridge and the Initial Series A Purchaser are each deemed to be a NYSE listed company.
     “Initial Series A Purchaser” means CBP Parts Acquisition Co. LLC, a Delaware limited liability company, and any Permitted Transferee thereof, but only to the extent that such Permitted Transferee is a corporation or other organization, whether incorporated or unincorporated, of which either the Initial Series A Purchaser or Centerbridge directly or indirectly owns or controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization.
     “Issue Date” means, with respect to a share of Series A Preferred or Series B Preferred, the date on which such share is issued and sold by the Corporation.
     “Liquidation Preference” means, as applicable, the Series A Liquidation Preference or the Series B Liquidation Preference.
     “Original Issue Date” means effective date of the Plan, which is the date of the original issuance of shares of Series A Preferred and Series B Preferred.
     “Permitted Transferee” means, with respect to any holder of Series A Preferred or Series B Preferred, an Affiliate of such holder that acknowledges the transfer restrictions set forth in Section 8 and agrees to be bound by any agreements to which such holder is a party with respect to its ownership of Series A Preferred or Series B Preferred, as applicable, to the same extent it would be bound if it were an original party thereto as evidenced by documentation satisfactory to the Corporation in its sole discretion.
     “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and will include a “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), as well as any successor (by merger or otherwise) of any such Person.
     “Plan” means the joint plan of reorganization filed by Dana Corporation and its debtor subsidiaries with the United States Bankruptcy Court for the Southern District of New York on ______  ___, 2007, as such joint plan may be amended.
     “Preemptive Rights Disqualifying Date” means the date on which the Initial Series A Purchaser no longer beneficially owns shares of Series A Preferred having a Liquidation Preference of at least 50% of the Series A Preferred Liquidation Preference of shares of Series A Preferred that are outstanding at such time.
     “Preferred/Common Equity Value” means total enterprise value of the Corporation minus the Debt/Interest.
     “Preferred Equity Value” means an amount equal to (a) the sum of (i) the Series

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A Liquidation Preference multiplied by the number of shares of the Series A Preferred and (ii) the Series B Liquidation Preference multiplied by the number of shares of the Series B Preferred (b) divided by the Discount Factor.
     “Preferred Ownership Ceiling” means an amount equal to the Preferred Equity Value divided by the Preferred/Common Equity Value (assuming for this purpose that “total enterprise value” is $3.15 billion), which shall be [34.4]% (assuming Debt/Interest equals $525 million), subject to the Floor/Ceiling Mechanism.
     “Preferred Ownership Floor” means an amount equal to the Preferred Equity Value divided by the Preferred/Common Equity Value (assuming for this purpose that “total enterprise value” is $3.5 billion), which shall be [30.4]% (assuming Debt/Interest equals $525 million), subject to the Floor/Ceiling Mechanism.
     “Preferred Stock” means the Corporation’s authorized Preferred Stock, par value $0.01 per share.
     “Pro Rata Amounts” means, on the date of determination, with respect to any holder of Preferred Stock, the quotient obtained by dividing (a) the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred or Series B Preferred, as applicable, held by such holder on such date by (b) the aggregate number of shares of Common Stock Outstanding.
     “Required Holders” means holders of shares of Series A Preferred having a Liquidation Preference of at least 50% of the Series A Liquidation Preference of shares of Series A Preferred that are outstanding at such time.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series A Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series A Preferred stock splits, stock dividends, recapitalizations and the like.
     “Series B Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series B Preferred stock splits, stock dividends, recapitalizations and the like.
     “Series A Nominating Committee” means a committee of the Board that consists of three directors, two of whom will be chosen by the Initial Series A Purchaser and one of whom will be chosen by the Board.
     “Shareholders Agreement” means the Shareholders Agreement among the Corporation, Centerbridge and the Initial Series A Purchaser, as in effect from time to time.
     “set apart for payment” will be deemed to include, without any action by the Corporation other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an

23

authorization of dividends or other distribution by the Board, the allocation of funds or Capital Stock of the Corporation to be so paid on any series or class of Capital Stock of the Corporation.
     “Third Party” means a Person that is not (a) the Corporation or any of its subsidiaries or (b) an Affiliate of the Corporation or any of its subsidiaries.
     “Trading Day” means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.
     “Transfer Agent” means the transfer agent or agents of the Corporation as may be designated by the Board or its designee as the transfer agent for the Series A Preferred and Series B Preferred.
     14. Amendment. No provision of these Articles may be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than a majority of the total voting power of all Common Stock Outstanding (on an as-converted basis).

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Exhibit C

[NEW DANA CORPORATION]

SUBSCRIPTION AGREEMENT

Copy # ____

NOTICES
THIS SUBSCRIPTION AGREEMENT HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE BENEFIT OF SELECTED QUALIFIED INVESTORS IN CONNECTION WITH THE PRIVATE PLACEMENT OF SECURITIES OF THE CORPORATION (“NEW DANA”) THAT WILL BE THE SUCCESSOR TO DANA CORPORATION, A VIRGINIA CORPORATION (“DANA”), UNDER THE CHAPTER 11 PLAN OF REORGANIZATION OF DANA AND ITS DEBTOR SUBSIDIARIES AND AFFILIATES THAT COMMENCED JOINTLY ADMINISTERED CASES UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “CHAPTER 11 PLAN”). ANY REPRODUCTION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT, OR RETRANSMITTAL OF ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF DANA OR NEW DANA IS PROHIBITED. THIS SUBSCRIPTION AGREEMENT, INCLUDING ALL COPIES THEREOF, SHALL BE RETURNED TO DANA IF REQUESTED.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
THIS SUBSCRIPTION AGREEMENT IS NOT AN OFFER TO SELL TO OR A SOLICITATION OF AN OFFER TO BUY FROM, NOR SHALL ANY SECURITIES BE OFFERED OR SOLD TO, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.
THERE IS NO PUBLIC MARKET FOR THE SERIES B PREFERRED STOCK OF NEW DANA, AND IT IS NOT EXPECTED THAT THERE WILL BE A MARKET IN THE FORESEEABLE FUTURE FOR THE RESALE OF THE SERIES B PREFERRED STOCK OFFERED HEREBY.
NEITHER DANA NOR NEW DANA MAKES ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE SECURITIES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS.
PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM DANA OR ANY OF ITS AGENTS, OFFICERS, OR REPRESENTATIVES, AS LEGAL OR TAX ADVICE. EACH OFFEREE SHOULD CONSULT HIS OWN ADVISERS

AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN NEW DANA.
AS A PURCHASER OF THE SECURITIES IN A PRIVATE PLACEMENT NOT REGISTERED UNDER THE SECURITIES ACT, EACH INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT THE ECONOMIC RISK OF THE INVESTMENT MUST BE BORNE FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. IT IS SPECULATIVE AND SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT. FURTHER, THIS INVESTMENT SHOULD ONLY BE MADE BY THOSE WHO UNDERSTAND OR HAVE BEEN ADVISED WITH RESPECT TO THE TAX CONSEQUENCES OF AND RISK FACTORS ASSOCIATED WITH THE INVESTMENT AND WHO ARE ABLE TO BEAR THE SUBSTANTIAL ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
NOTICE TO FLORIDA INVESTORS: THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA PURCHASER TO SEND A LETTER OR TELEGRAM TO THE ISSUER WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT THE PURCHASER IS VOIDING AND RESCINDING THE PURCHASE. IF A PURCHASER SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING. HOWEVER, THIS RIGHT IS NOT AVAILABLE TO ANY PURCHASER WHO IS A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, SECURITIES DEALER, INVESTMENT COMPANY (AS DEFINED IN THE 1940 ACT), PENSION OR PROFIT-SHARING TRUST OR QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE 1933 ACT).
NOTICE TO NEW HAMPSHIRE INVESTORS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR

THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

[NEW DANA CORPORATION]
SUBSCRIPTION AGREEMENT
     This Subscription Agreement, dated as of ___, 2007 (the “Subscription Agreement”), is made by and between Dana and the undersigned (the “Subscriber” or “Preferred Stockholder”) who is subscribing hereby for shares of 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of New Dana (the “Shares” or the “Series B Preferred Stock”).
          The Subscriber and Dana agree and represent as follows:
          1. SUBSCRIPTION
          (a) The Subscriber hereby agrees to subscribe for its Pro Rata Share (as defined in the Investment Agreement) of Shares of New Dana with respect to the Participating Claims (as defined in the Investment Agreement) beneficially owned by the Subscriber and set forth on Schedule I. The Subscriber will pay to New Dana the Series B Purchase Price (as defined in the Investment Agreement) for its Pro Rata Share within [two] business days of notice from Dana of the Pro Rata Share with respect to such Participating Claims, in the form of a wire transfer of immediately available funds payable to New Dana in accordance with the wiring instructions set forth on Schedule II or pursuant to another method of payment approved in advance by Dana. In the event that (i) such funds are not received within such timeframe or (ii) Dana determines that the Claims shown as Participating Claims shown on Schedule I1 are not Participating Claims, Dana will be entitled to reallocate the Shares that the Subscriber would otherwise be entitled to purchase as its Pro Rata Share of such Participating Claims. The Subscriber acknowledges that this Subscription Agreement contains its firm commitment, subject only to the terms and conditions of this Subscription Agreement, to purchase its Pro Rata Share of Shares of New Dana with respect to the Participating Claims beneficially owned by it and shown on Schedule I.
          (b) The closing of the issuance of Shares contemplated by this Subscription Agreement (the “Closing”) will take place at the offices of Jones Day, 222 E. 41st Street, New York, New York concurrently with the Closing, as defined in that certain Investment Agreement, dated as of July 26, 2007, by and among Centerbridge Capital Partners, L.P., a Delaware limited partnership, CBP Parts Acquisition Co. LLC, a newly formed Delaware limited liability company, and Dana (the “Investment Agreement”). The date on which the Closing occurs is the “Closing Date.”

[1]	Detailed instructions about how to fill out Schedule I will be contained in the Disclosure Statement or otherwise communicated to holders of Claims within 10 business days prior to the Confirmation Date. The idea is that the Subscriber commits to participate with respect to the Participating Claims it lists for its Pro Rata Share and as to the reallocation of Series B-2 contemplated by the Investment Agreement, either by Claim amount or by percentage of its aggregate Participating Claims.

          (c) The Subscriber understands and acknowledges that:
               (i) The Shares purchased pursuant hereto will be owned only in the name of the Subscriber as indicated on the signature page below.
               (ii) Except to the extent provided in this Subscription Agreement, (A) Dana and New Dana make no representation or warranty in connection with the purchase of the Shares hereunder, (B) Dana has made available to the Subscriber, prior to the Closing Date, the opportunity to ask questions of and receive answers from Dana or persons acting on behalf of Dana concerning the investment contemplated hereby, the terms and conditions of the private placement and the business, operations and prospects of Dana and New Dana, and to obtain any additional information to the extent Dana possesses such information and (C) any materials provided to the Subscriber prior to the date hereof are for presentation purposes only and do not constitute representations or warranties by Dana or New Dana.
               (iii) No federal or state agency has made or will make any finding or determination as to the adequacy or accuracy of any information provided to the Subscriber in connection with its consideration of its investment in the Shares or as to the fairness of this private placement for investment, nor any recommendation or endorsement of the Shares.
               (iv) Since neither the Shares nor the shares of common stock of New Dana, par value $0.01 per share, into which the Shares are convertible (the “Common Shares” and, together with the Shares, the “Unregistered Securities”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, the economic risk of the investment must be held indefinitely by the Subscriber and the Unregistered Securities cannot be sold unless subsequently registered under the Securities Act and such state securities laws or an exemption from such registration is available; New Dana’s obligations to file a registration statement under the Securities Act will be limited to those set forth under the Registration Rights Agreement, dated ___, 200_, among the holders of Series B Preferred Stock and Dana (“the “Registration Rights Agreement”). It is not anticipated that there will be any market for resale of the Series B Preferred Stock prior to the filing of a registration statement in respect of such securities.
               (v) The Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock (the “Articles of Designation”) will contain restrictions on transfer of the Series B Preferred Stock held by a Preferred Stockholder.
          (d) The Subscriber understands and acknowledges that New Dana will be relying on representations, warranties and agreements made by the Subscriber to Dana and New Dana, and the covenants agreed to by the Subscriber, herein.
          2. REPRESENTATIONS AND WARRANTIES OF DANA AND NEW DANA. Dana represents and warrants to the Subscriber as follows:
          (a) Dana is a corporation duly organized and validly existing under the laws of the State of Virginia.

          (b) Subject to the entry of the confirmation order for the Chapter 11 Plan contemplated by the Investment Agreement and occurrence of the Closing, (i) Dana has and New Dana will have the requisite corporate power and authority to execute and deliver this Subscription Agreement, (ii) this Subscription Agreement and the consummation by Dana and New Dana of the transactions contemplated hereby have been (or, in the case of New Dana, will be prior to the Effective Date) duly authorized by all requisite corporate action, and (iii) this Subscription Agreement has been duly and validly executed and delivered by Dana and constitutes the valid and binding obligation of Dana and New Dana, enforceable against Dana or New Dana, as applicable, in accordance with its terms.
          (c) New Dana will at Closing be a corporation duly organized and validly existing under the laws of the State of ___.
          (d) The Series B Preferred Stock to be issued and sold by New Dana pursuant to this Subscription Agreement when issued in accordance with the provisions hereof will be validly issued by New Dana, and will represent fully paid and nonassessable shares of New Dana.
          (d) Except for the representations and warranties contained in this Section 2, none of Dana, New Dana and any other Person on behalf of Dana or New Dana makes any other express or implied representation or warranty with respect to Dana or New Dana with respect to any other information provided to the Subscriber. None of Dana, New Dana and any other Person will have or be subject to any liability or indemnification obligation to the Subscriber or any other Person resulting from the distribution to the Subscriber, or use by the Subscriber of, any such information, including any information, documents, projections, forecasts or other material made available to the Subscriber, unless any such information is included in a representation or warranty contained in this Section 2.
          3. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber represents and warrants to Dana and New Dana as follows:
          (a) Due Authorization. (i) The Subscriber has the requisite corporate or individual power and authority to execute and deliver this Subscription Agreement, (ii) this Subscription Agreement and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and (iii) this Subscription Agreement has been duly and validly executed and delivered by Subscriber and constitutes the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms. Except to the extent Subscriber is an individual, Subscriber is a duly organized entity of the type set forth on the signature page hereto and such entity is validly existing under the laws of the jurisdiction of its incorporation or formation.
          (b) Offering Exemption. The Subscriber understands that the Series B Preferred Stock of New Dana that he or she is purchasing hereunder has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification requirements based in part upon the Subscriber’s representations contained herein.

          (c) Knowledge of Offer. The Subscriber has been given the opportunity to obtain from Dana all information that he or she has requested regarding Dana’s and New Dana’s business plans and prospects. The Subscriber has read this Subscription Agreement, the Articles of Designation, the Registration Rights Agreement and the Certificate of Incorporation of New Dana and understands the terms and conditions herein and therein.
          (d) Knowledge and Experience; Ability to Bear Economic Risks. The Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment contemplated by this Subscription Agreement, and he or she is able to bear the economic risk of an investment in New Dana. The Subscriber has sufficient financial resources available to support the loss of all or a portion of his or her investment in New Dana, and has no need for liquidity in his or her investment in New Dana.
          (e) Limitations on Disposition. The Subscriber recognizes that no public market exists for the Unregistered Securities, and no representation has been made to the Subscriber that such public market will exist in the future. The Subscriber understands that he or she must bear the economic risk of this investment indefinitely unless his or her Unregistered Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Unregistered Securities is qualified under applicable state securities laws or an exemption from such qualification is available. The Subscriber further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Subscriber to Transfer (as hereinafter defined) all or part of his or her Unregistered Securities, in the amounts or at the times the Subscriber might propose. The Subscriber further acknowledges and understands that his or her Series B Preferred Stock will be subject to restrictions on transfer contained in the Articles of Designation.
          (f) Investment Purpose. The Subscriber is acquiring the Series B Preferred Stock solely for his or her own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Series B Preferred Stock. No other Person (as hereinafter defined) has any right with respect to or interest in the Shares to be purchased by the Subscriber, nor has the Subscriber agreed to give any Person any such interest or right in the future.
          (g) Capacity. The Subscriber has full power and legal right to execute and deliver this Subscription Agreement and the Stockholders Agreement and to perform his or her obligations hereunder and thereunder.
          (h) No Finder’s Fee. No finder’s fee or other similar fee is payable to any third party in connection with the Subscriber’s investment in New Dana. Should such a fee be payable to any third party, such fee is payable in its entirety by the Subscriber and not by Dana, New Dana or any of their affiliates.
          (i) Accredited Investor. The Subscriber represents and warrants that he or she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act, has completed the accredited investor questionnaire attached hereto as Schedule III, and that such completed questionnaire sets forth a true, correct and complete statement of the Subscriber’s accredited investor status.
          (j) Qualified Institutional Buyer. The Subscriber represents and warrants that it is a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act, has completed the qualified institutional buyer questionnaire attached hereto as Part III of Schedule III, and that such completed questionnaire sets forth a true, correct and complete statement of the Subscriber’s qualified institutional investor status.
          (k) Consents and Approvals. No third-party consents or approvals are required to be obtained, made or given in order to permit the Subscriber to execute and deliver this Subscription Agreement and to perform his, her or its obligations hereunder.
          (l) No Conflicts or Violations. Neither the execution and delivery of this Subscription Agreement by the Subscriber nor the consummation of any of the transactions contemplated hereby will violate or conflict with, or result in a breach of, or constitute a default under (whether upon notice or the passage of time or both) any (i) contract to which the Subscriber is a party or (ii) applicable laws, regulations, orders, judgments and decrees.
          (m) Accuracy of Representations and Warranties. The foregoing representations and warranties will be true on the date hereof and as of the Closing Date and shall survive delivery of this Subscription Agreement. If any of such representations and warranties shall not be true prior to acceptance of this Subscription Agreement by Dana or prior to the Closing Date, the Subscriber shall give written notice of such fact to Dana, specifying which representations and warranties are not true and accurate and the reasons therefor.
          4. COVENANTS OF THE PARTIES.
          (a) Securities Act Restrictions. The Subscriber covenants that he or she will not sell or otherwise Transfer all or part of his or her Unregistered Securities except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to New Dana, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.
          (b) Financial and Business Information. If requested by the Subscriber, New Dana shall deliver to the Subscriber, so long as it owns any Unregistered Securities, one copy of each financial statement, report, notice or proxy statement sent by New Dana to any stockholders.
          (c) Alternative Investment. Nothing in this Subscription Agreement will be deemed to preclude the Subscriber from making any proposal for an investment, transaction or plan that would be an alternative to the investment contemplated by the Investment Agreement or the Chapter 11 Plan (as defined in the Investment Agreement), or from financing any such proposal made by a third party.
          (d) Access. If and only after the Subscriber executes a confidentiality agreement having terms neither less favorable to Dana nor more favorable to the other party thereto than the respective terms of the confidentiality agreement, dated July 21, 2007, by and between Dana and Appaloosa Management L.P. that was filed as Exhibit 99 to the Schedule 13D/A (Amendment No. 3) filed by Appaloosa Management L.P., among others, with the Securities and Exchange Commission on July 23, 2007 regarding Dana’s common stock, then Dana will (i) allow all designated officers, attorneys, accountants and other representatives of the Subscriber reasonable access at reasonable times during normal business hours to the officers, key employees, accountants and other representatives of Dana and its Subsidiaries and the books and records of Dana and its Subsidiaries and (ii) furnish to the Subscriber and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. All information provided pursuant to this Section 4(d) will be subject to the confidentiality agreement executed by the Subscriber as described in the first sentence of this Section 4(d).
          (e) Hedging. The Subscriber covenants that, between the date hereof and the Closing, he or she will not engage in any short sales of Common Shares or Claims (as defined in the Investment Agreement, “Claims”), any transactions involving options (including exchange-traded options), puts, calls or other derivatives involving securities of New Dana or any other transactions of any type that would have the effect of providing such holder with any other economic gain in the event of a decrease in the current or future market price of Common Shares or Claims, unless such Subscriber has engaged in such activity pursuant to Section 4.7 of the Support Agreement (as such term is defined in the Investment Agreement.).
          5. SUBSCRIBER ACKNOWLEDGMENTS. The Subscriber further acknowledges the following as of the date hereof and as of the Closing Date:
          (a) Disclosure Statement. The Subscriber has received, read and understands the risks associated with Dana’s and New Dana’s business described in the Disclosure Statement.
          (b) Lack of Public Market. No public market exists for the Unregistered Securities, and no representation has been made to the Subscriber that such public market will exist in the future. The sale of the Shares offered by this Subscription Agreement is not being registered under the Securities Act or under state securities laws, and the Unregistered Securities may not be resold or otherwise transferred unless they are subsequently registered or an exemption from applicable registration requirements is available. Consequently, investors may not be able to liquidate their investments.
          (c) Projections. The Business Plan of New Dana presented to the Subscriber prior to the Closing Date contains projections. Projections are hypothetical and based upon present factors influencing the business of New Dana. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen changes and developments in available technologies and products, the entry into New Dana’s market of significant additional competitors, natural disasters, the terms and conditions of future financings of New Dana, and other risks inherent to the business of New Dana. While management believes that the projections reflect the possible future results of New Dana’s operations, such results cannot be guaranteed. Investors must be prepared for the substantial economic risks involved in the purchase of the Shares, including the total loss of their investment. Neither Dana nor New Dana will be under any duty to update the projections received by the Subscriber prior to the Closing Date.
          6. CONDITIONS TO CLOSING
          (a) Conditions to Each Party’s Obligations. The respective obligations of the Subscriber and New Dana to consummate the transactions contemplated by this Subscription Agreement are subject to the concurrent occurrence of the Closing, as defined in the Investment Agreement.
          (b) Conditions to Obligations of New Dana. The obligations of New Dana to consummate the transactions contemplated by this Subscription Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:
     (i) All representations and warranties of the Subscriber in Section 3 of this Subscription Agreement must be true, correct and complete in all respects on the Closing Date.
     (ii) All acknowledgments of the Subscriber in Section 5 of this Subscription Agreement must be true, correct and complete in all respects on the Closing Date.
          (c) Conditions to Obligations of the Subscriber. The obligations of the Subscriber to consummate the transactions contemplated by this Subscription Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:
     (i) All representations and warranties of Dana and New Dana in Section 2 of this Subscription Agreement must be true and correct in all respects on the Closing Date; and
     (ii) No Company Material Adverse Effect (as defined in the Investment Agreement) shall have occurred between the date hereof and the Closing.
          7. TERMINATION. This Subscription Agreement will terminate automatically upon the termination of the Investment Agreement.
          8. INTERPRETATION OF THIS SUBSCRIPTION AGREEMENT
          Terms Defined. As used in this Subscription Agreement, the following terms have the respective meanings set forth below:
          Bankruptcy Court: the United States Bankruptcy Court for the Southern District of New York.
          Debtors: Dana, on behalf of itself and its subsidiaries operating as debtors and debtors-in-possession in the Chapter 11 Cases.
          Disclosure Statement: a disclosure statement with respect to the Plan filed by the Debtors with the Bankruptcy Court.

          Exchange Act: the Securities Exchange Act of 1934, as amended.
          Person: an individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
          Plan: the plan of reorganization for the Debtors filed in connection with the Debtors’ jointly administered chapter 11 cases (“Chapter 11 Cases”) filed in the Bankruptcy Court as case No. 06-10354 (BRL).
          Security, Securities: as defined in Section 2(l) of the Securities Act.
          Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.
          (a) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Subscription Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Subscription Agreement.
          (b) Directly or Indirectly. Where any provision in this Subscription Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          (c) Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law principles thereof.
          (d) Section Headings. The headings of the sections and subsections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
          9. MISCELLANEOUS
          (a) Notices.
     (i) All communications under this Subscription Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
     (A) if to the Subscriber, at his or her address or facsimile number shown on Schedule I, or at such other address or facsimile number as the Subscriber may have furnished New Dana in writing, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019-6099 (facsimile (212) 728-9536), marked for the attention of Jeffrey R. Poss, Esq.; and

     (B) if to Dana, at Dana Corporation (or the name of New Dana), 4500 Dorr Street, Toledo, OH 43615 (facsimile: (419) 535-4544), marked for the attention of General Counsel and Secretary, or at such other address or facsimile number as it may have furnished in writing to the Subscriber, with a copy to Jones Day, 222 East 41st Street, New York, NY 10017 (facsimile: 212-755-7306), marked for the attention of Marilyn W. Sonnie, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
          (b) Expenses and Taxes. Dana or New Dana, as applicable, will pay, and save the Subscriber harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Subscription Agreement or acquisition of the securities pursuant to this Subscription Agreement.
          (c) Reproduction of Documents. This Subscription Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Subscriber pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to the Subscriber, may be reproduced by the Subscriber by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Subscriber may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Subscriber in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (d) Successors and Assigns. This Subscription Agreement and the rights, powers and duties set forth herein shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
          (e) Entire Agreement; Amendment and Waiver. This Subscription Agreement and the Stockholders Agreement constitute the entire understanding of the parties hereto and supersede all prior understandings among such parties with respect to the matters covered herein. This Subscription Agreement may be amended, and the observance of any term of this Subscription Agreement may be waived, with (and only with) the written consent of Dana (or New Dana, if after the Closing Date) and the Subscriber.
          (f) Severability. If any provision of this Subscription Agreement or the application of such provision to any person or circumstance shall be held invalid by any court of competent jurisdiction, the remainder of this Subscription Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.
          (g) Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          Please indicate your acceptance and approval of the foregoing in the space provided below.

DANA CORPORATION

Name:
Title:
ACCEPTED AND APPROVED
as of the ___ day of
___, 2007
SUBSCRIBER

By:

Company Name:
Signatory Name:
Signatory Title:

State of	)
) ss:
County of	)
          I, ___, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ___, the ___ of ___, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he or she signed and delivered said instrument as his or her own free and voluntary act and/or as the free and voluntary act of said corporation for the uses and purposes therein set forth.
          GIVEN under my hand and notarial seal this ___ day of ___, 2007.

Notary Public
My commission expires:

SCHEDULE I1

Election to participate
	Subscription for	in undersubscribed
	Pro Rata Share of	Series B-2
	Series B	(Unsubscribed
Name and Address	Preferred	Shares)
Name:

Address:

Participating Claims	Yes ☐ No ☐	Yes ☐ No ☐
The Subscriber represents that it beneficially owns the Participating Claims set forth below:
Qualified Bond Claims
Qualified Trade Claims
Acquired Bond Claims

[1]	The specific mechanics of how much and of what Series of B Preferred (both initially and pursuant to an oversubscription pool) a Subscriber must subscribe for its pro rata portion of, as well as the timing of all subscriptions, will be determined and publicly disclosed prior to entry of an order approving the disclosure statement for the Debtors’ plan of reorganization.

SCHEDULE II
Wiring Instructions
[intentionally omitted]

SCHEDULE III
THE QUESTIONS THAT FOLLOW ARE DESIGNED TO ASSIST NEW DANA IN DETERMINING WHETHER THE SUBSCRIBER IS AN ACCREDITED INVESTOR. INITIAL ALL APPROPRIATE SPACES ON THE FOLLOWING PAGES, INDICATING THE BASIS UPON WHICH THE SUBSCRIBER MAY QUALIFY TO PURCHASE SHARES. FAILING TO INITIAL ALL SPACES APPLICABLE TO THE SUBSCRIBER MAY RESULT IN NEW DANA NOT HAVING ENOUGH INFORMATION TO DETERMINE IF THE SUBSCRIBER IS AN ACCREDITED INVESTOR.
I. GENERAL INFORMATION
          A. INDIVIDUAL INVESTORS. If the Subscriber is an individual, including individuals who intend to subscribe for Shares with funds held in a pension plan, profit-sharing plan, IRA or similar plan, the information requested in this section should be provided in regard to such individuals.
1.	Subscriber’s Name:
(This name, or names, will be used on the Certificates evidencing the Shares.)
2.	Indicate type of ownership in which Shares will be held:
___ Individual

___ Tenants in Common

___ Joint Tenants with rights of survivorship (husband and wife only)

___ Community Property
3.	Social Security Number(s):

4.	Date(s) of birth:

5.	a. United States citizen(s): ___ Yes ___ No
b. If “No,” country of citizenship; ___
6.	State in which domiciled:

          B. ENTITY INVESTORS. If the Subscriber is a partnership, corporation, limited liability company, trust or other entity, the information requested in this section should be provided in regard to such entity.
1.	Full legal name of entity:

2.	Indicate type of entity:

___ General Partnership

___ Limited Partnership

___ Corporation

___ Limited Liability Company

___ Trust

___ Other (Specify)

3.	Taxpayer Identification Number:

4.	State in which organized or incorporated:

5.	Date of organization or incorporation:

6.	Was this partnership, corporation, limited liability company, trust or other entity for the specific purpose of acquiring the Shares? ___Yes ___ No
II. ACCREDITED INVESTOR DETERMINATION
          A. FOR INDIVIDUALS:

Initial	1. I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined net worth[2], in excess of $1,000,000.

2. I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the two most

[2]	“Net worth” means the excess of total assets at fair market value, including home, furnishings and automobiles, over total liabilities. For purposes of determining “net worth,” the principal residence owned by an individual shall be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by title property, including the cost of subsequent improvements, net of current encumbrances upon the property. “Institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

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Initial	recent years and I reasonably expect to have an individual income[3] in excess of $ 200,000 in the current year.

Initial	3. I certify that I am an accredited investor because my spouse and I had a joint income of more than $300,000 in each of the two most recent years and I reasonably expect to have a joint income of $300,000 in the current year.

Initial	4. I certify that I am an executive officer or director of New Dana.
          B. FOR ENTITIES:

Initial	1. Subscriber is either (i) a corporation, (ii) a Massachusetts or similar business trust, (iii) Initial a partnership, or (iv) a limited liability company, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of $5,000,000.

Initial	2. Subscriber is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to Section 15 of the Exchange Act; (iii) an insurance company as defined in Section 2(13) of the Securities Act; (iv) an investment company or a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) or a private business development company under the Investment Advisers Act of 1940; or (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

Initial	3. Subscriber is an employee benefit plan under ERISA: (a) whose decision to invest in New Dana is made by a plan fiduciary as defined in ERISA §3(21) that is a registered investment adviser, bank, savings and loan association, or insurance company; or (b) with total assets exceeding $ 5,000,000, or (c) that is a self-directed plan, and the decision to invest in New Dana is made by an accredited investor.

Initial	4. Subscriber is a plan established and maintained by a state, a political subdivision thereof, or any agency or instrumentality thereof, for the benefit of its employees and with total assets exceeding $ 5,000,000.

[3]	“Individual income” means adjusted gross income, as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

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Initial	5. Subscriber is a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person.

Initial	6. Subscriber is an entity as to which all the equity owners are accredited investors under one or more of the foregoing categories.
                        C. FAILURE TO QUALIFY UNDER ANY CATEGORY

Initial	1. I do not meet any of the standards set forth in any one of the above categories, or my organization does not meet any of those standards.

Initial	2. I do not meet any of the standards set forth in any one of the above categories, however, I am capable of evaluating the merits and risks of an investment in the Shares. To the extent necessary, I have retained, at my own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Subscription Agreement and owning the Shares. In addition, the amount of my investment in the Shares does not exceed ten percent (10%) of my net worth. I agree to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Shares.
III. QUALIFIED INSTITUTIONAL BUYER DETERMINATION

Initial	1. Subscriber is either (i) an insurance company as defined in Section 2(13) of the Securities Act, (ii) an investment company registered under the 1940 Act, (iii) a business development company as defined in Section 2(a)(48) of the 1940 Act, (iv) a small business development company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act or (v) a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, in each case, owning and investing on a discretionary basis at least $100,000,000 in securities of issuers not affiliated with Subscriber.[4]

[4]	In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned, but subject to a repurchase agreement and currency, interest rate and commodity swaps.

The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market.

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Initial	2. Subscriber is either (i) any employee benefit plan within the meaning of Title I of ERISA, (ii) a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees or employee benefit plans within the meaning of Title I of ERISA or (iii) a business development company as defined in Section 202(a)(22) of the 1940 Act, in each case, owning and investing on a discretionary basis at least $100,000,000 in securities of issuers not affiliated with Subscriber.

Initial	3. Subscriber is either (i) an organization described in Section 501(c)(3) of the Internal Revenue Code, (ii) a corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), (iii) a partnership, (iv) a limited liability company, (iv) a Massachusetts or similar business trust or (v) an investment adviser registered under the Advisers Act, in each case, owning and investing on a discretionary basis at least $100,000,000 in securities of issuers not affiliated with Subscriber.

Initial	4. Subscriber is an entity under one or more of the foregoing categories acting on behalf of other qualified institutional buyers under one or more of the categories contained in this Part III.

Initial	5. Subscriber is either (i) a dealer registered pursuant to Section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers under one or more of the categories contained in this Part III, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber or (ii) a dealer, whether or not otherwise a qualified institutional buyer under one or more of the categories contained in this Part III, registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer under one or more of the categories contained in this Part III.[5]

Initial	6. Subscriber is an investment company registered under the 1940 Act, acting for its own account or for the account of other qualified institutional buyers under one or more of the categories contained in this Part III, that is part of a family of investment companies (any two or more investment companies registered under the 1940 Act, except for a unit

In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

[5]	“Riskless principal transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a qualified institutional buyer, including another dealer acting as riskless principal for a qualified institutional buyer.

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investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser, or, in the case of unit investment trust, the same depositor)[6] which own in the aggregate at least $100 million in securities of issuers other than issuers that are affiliated with the investment company or are part of such family of investment companies.

Initial	7. Subscriber is (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act or any foreign savings bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers under one or more of the categories contained in this Part III, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than, if a U.S. bank or savings and loan, 16 months preceding the date hereof and, if a foreign bank or savings and loan, 18 months preceding the date hereof.

[6]	For purposes of the definition of “family of investment companies”, each series of a series company (as defined in the 1940 Act) shall be deemed to be a separate investment company and investment companies shall be deemed to have the same investment adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

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Exhibit D

SHAREHOLDERS AGREEMENT
     SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of ___, 200_, among [New Dana Corporation], a [___] corporation (the “Company”),1 Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), and CBP Parts Acquisition Co. LLC, a Delaware limited liability company (together with any Qualified Purchaser Transferee thereof, “Purchaser”).
     A. Dana Corporation, a Virginia corporation and the predecessor to the Company for certain Bankruptcy Code purposes (“Dana”), entered into an Investment Agreement, dated as of July 26, 2007 (the “Investment Agreement”), with Centerbridge, Purchaser and the other parties thereto, pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser has agreed to acquire up to 2,500,000 shares of the Company’s 4.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and up to 2,500,000 shares of the Company’s 4.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”). The Series A Preferred and Series B Preferred are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in the Articles (defined below).
     B. The Series A Preferred owned by Purchaser constitutes 100% of the shares of Series A Preferred outstanding on the date hereof, and the Series B Preferred owned by Purchaser constitutes ___% of the shares of Series B Preferred outstanding on the date hereof. Together, the shares of Series A Preferred and Series B Preferred owned by Purchaser constitute ___% of the shares of the Common Stock outstanding on the date hereof, on an as-converted basis.
     C. The Company, Purchaser and Centerbridge desire to make certain provisions in respect of their relationship.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
I. DEFINITIONS
          1.1 Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein:
          “Affiliate” has the meaning given to such term in the Articles; provided, however, that as such term is used in this Agreement, the members of the Investor Group will not be included as Affiliates of the Company.
          “Articles” means the Company’s Articles of Serial Designation of 4.0%

[1]	Corporate name/jurisdiction of reorganized company to be determined.

Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock, in the form attached hereto as Exhibit A.
          “ Assumption Agreement” means an agreement in writing in substantially the form of Exhibit B hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.
          “Bankruptcy Code” means chapter 11 of title 11 of the United States Code.
          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
          A Person will be deemed the “beneficial owner” of, and will be deemed to “beneficially own,” and will be deemed to have “beneficial ownership” of:
     (i) any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person; and
     (ii) any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities); and
     (iii) any securities beneficially owned by persons that are part of a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.
          “Board” means the Board of Directors of the Company.
          “Chapter 11 Plan” means the joint plan of reorganization filed by Dana and its debtor subsidiaries with the Bankruptcy Court.
          “Charter” means the Company’s Restated Articles of Incorporation, as in effect from time to time, together with the Articles.
          “Company Sale” has the meaning given to such term in the Articles.
          “Current Market Price” has the meaning given to such term in the Articles.
          “Director Designation Termination Date” means the date on which shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million are no longer owned by Purchaser.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
           “Fair Market Value” has the meaning given to such term in the Articles.
           “Financial Ratio Date ” means [to come].
          “Indebtedness” means all indebtedness of a Person, including without limitation obligations for borrowed money, lease financing and indebtedness of another Person guaranteed by such Person or secured by the assets of such Person.
          “Independent Director” has the meaning given to such term in the Articles.
          “Investor Group” means Purchaser and its Affiliates, including Centerbridge.
          “Person” has the meaning given to such term in the Articles.
          “Purchaser Designees” means the directors of the Company who were designated for nomination pursuant to Article III of this Agreement (including the Series A Nominee).
          “Qualified Purchaser Transferee” means an Affiliate of Purchaser that executes an Assumption Agreement, but only to the extent that such Qualified Purchaser Transferee is a corporation or other organization, whether incorporated or unincorporated, of which either Purchaser or Centerbridge directly or indirectly owns or controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization.
          “Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents, counsel, consultants, accountants, experts, auditors, examiners, financial advisors or other representatives, agents or professionals.
          “Series A Liquidation Preference” means $100.00 per share, as adjusted from time to time in accordance with the Articles.
          “Subsidiary” means, when used with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.
          “Voting Securities” means the Common Stock, all other equity securities entitled to vote in the election of directors of the Company and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise), including the Series A Preferred and the Series B Preferred.
II. STANDSTILL
          2.1 Limitation During Standstill Period. Subject to Section 2.2, during the period commencing on the date of this Agreement and ending on the tenth anniversary thereof, no member of the Investor Group will, and none of its Representatives will on its behalf, publicly propose or publicly announce or otherwise disclose publicly an intent to propose, or enter into an agreement with any Person for, singly or with any other Person or directly or indirectly, (a) any form of business combination, acquisition or other transaction relating to the Company or any of its Subsidiaries, (b) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries, or (c) any demand, request or proposal to amend, waive or terminate any provision of this Article II, nor except as aforesaid during such period will any member of the Investor Group or any of its Representatives on its behalf (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, subject to applicable securities laws, any Voting Securities, (ii) make, or in any way participate in, any solicitation of proxies or votes with respect to any such Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company or any of its Subsidiaries, seek to influence any person with respect to any such Voting Securities, make a shareholder proposal with respect to the Company or its Subsidiaries or demand a copy of any the Company’s or its Subsidiaries’ lists of shareholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any such Voting Securities or which seeks to affect control of the Company or any of its Subsidiaries or has the purpose of circumventing any provision of this Agreement, (iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Company’s and its Subsidiaries’ management, board of directors or policies, or (v) make any proposal or other communication designed to, or which could be reasonably expected to, compel the Company to make a public announcement thereof in respect of any matter referred to in this Section 2.1.
          2.2 Exceptions. Notwithstanding anything to the contrary set forth in Section 2.1, nothing in clause (ii) or (iv) of Section 2.1 will limit or affect or be deemed to apply to a Purchaser Designee’s actions taken in connection with such Purchaser Designee’s service as a director of the Company, and nothing herein will prohibit any member of the Investor Group from:
     (a) acquiring the shares of Series A Preferred and Series B Preferred pursuant to the Investment Agreement and the Chapter 11 Plan, and any Common Stock received upon conversion thereof (or any dividends or distributions received thereon); or
     (b) acquiring beneficial ownership of any Voting Securities, unless following such acquisition the Investor Group would beneficially own more than

30% of the Voting Securities issued and outstanding at such time;
     (c) taking any action with the approval of a majority of the members of the Board who are not Purchaser Designees; or
     (d) in the event a majority of the members of the Board who are not Purchaser Designees approves a transaction described in Section 2.1(a) or (b) above, (i) voting to approve such transaction, subject to the restrictions contained in Section 4.3, and (ii) selling any securities of the Company owned by the Investor Group in connection with, and pursuant to the terms of, such transaction.
III. BOARD REPRESENTATION
          3.1 Series A Preferred Directors. (a) The holders of the Series A Preferred have the director election rights set forth in Section 6(c) and (d) of the Articles for the time periods and to the extent set forth therein.
          (b) Beginning with the Company’s first annual meeting of shareholders to elect directors following the date hereof (the “Director Designation Commencement Date”), the Company will ensure that Purchaser may designate nominees for each of the three directors to be elected by the Series A Preferred pursuant to Section 6(c)(i) of the Articles, including following the removal of any such director. In case of any vacancy (other than by removal) in the office of a Purchaser Designee, the vacancy will be filled with a designee of Purchaser by the remaining Purchaser Designees.
          (c) From and after the Director Designation Termination Date, Purchaser will cause any Purchaser Designees to resign promptly after the Company so requests.
          3.2 Series A Nominating Committee. (a) Without limiting Section 3.1(a), beginning with the Director Designation Commencement Date, at each election of members of the Board, the Company will use its best efforts to cause a nominating committee (the “Series A Nominating Committee”) to be constituted. The Company will use its best efforts to (i) cause the Series A Nominating Committee to consist of three directors and (ii) cause two of the Purchaser Designees designated by Purchaser to so serve to sit on such Series A Nominating Committee. The Series A Nominating Committee will be constituted solely for the purpose of Section 3.2(b) below and will be a separate committee from the Company’s Nominating Committee.
          (b) Beginning with the Director Designation Commencement Date, the Company will use its best efforts to cause the Series A Nominating Committee to be entitled to nominate one director for election by the holders of the Voting Securities pursuant to Section 6(c)(ii) of the Articles (a “Series A Nominee”); provided, however, that, in order for such nomination to be effective, such nomination by the Series A Nominating Committee must be made unanimously. To the extent the members of the Series A Nominating Committee are unable to unanimously agree on the identity of a Series A Nominee on or before the latest time at which the Company can reasonably meet its obligations with respect to printing and mailing a proxy statement for an annual meeting of Company shareholders, the Board (by majority vote of all Independent Directors) will select a Person to be nominated for such Board seat. Each Series A Nominee will, at all times during his or her service on the Board, be qualified to serve as a director of the Company under any applicable law, rule or regulation imposing or creating standards or eligibility criteria for individuals serving as directors of organizations such as the Company. If at any time, an individual Series A Nominee is not so qualified, such Series A Nominee will be replaced pursuant to Section 3.2(c).
          (c) Each elected Series A Nominee will serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death. If any Series A Nominee ceases to be a director of the Company for any reason, the Company will promptly use its best efforts to cause a person designated by the Series A Nominating Committee to replace such director.
          3.3 Effectiveness. This Article III (other than Section 3.1(c)) will terminate without further action on the Director Designation Termination Date.
IV. CERTAIN VOTING RIGHTS
          4.1 Purchaser Approval Rights. The Company may not, and may not permit its Subsidiaries to, take any of the following actions without Purchaser’s prior written consent; provided, however, that if such written consent is withheld by Purchaser, the Company may, notwithstanding the withholding of such written consent, take any such actions that are first approved by the affirmative vote or consent of holders of not less than two-thirds of the Voting Securities that are not held by Centerbridge, Purchaser or any of their respective Affiliates:
     (a) enter into any transaction with any director or officer of the Company, or any holder of 10% or more of the Voting Securities outstanding at such time, except for (i) compensation or incentive arrangements with officers or directors that have been approved by the Board or Compensation Committee thereof and (ii) transactions that are not material to the Company;
     (b) issue any security that ranks senior to or on parity with the Series A Preferred (or the Series B Preferred, if any shares of Series B Preferred are outstanding and owned by Purchaser) as to dividend rights and rights on liquidation, winding up and dissolution of the Company (including without limitation additional shares of Series A Preferred or Series B Preferred), or issue any options, rights, warrants or securities convertible into or exercisable or exchangeable for such shares; provided, however, that the written consent of Purchaser will not be necessary for the Company to authorize or issue any Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, redeem, defease, exchange or replace (collectively, “Refinancings”) any Indebtedness of the Company existing at the applicable time, as long as such Refinancings are (i) on prevailing market terms with respect to the economics thereof in all material respects and (ii) are on substantially the same terms (including without limitation with respect to obligors, tenor, security and ranking)

as the Indebtedness to which such Refinancings relate with respect to other terms;
     (c) issue or authorize the issuance of any capital stock of the Company (or rights to acquire any capital stock of the Company) for a price per share that is less than (A) if such issuance is for Common Stock or options, rights, warrants or securities of the Company which are convertible into or exercisable or exchangeable for Common Stock of the Company (“Common Stock Derivatives”), the Current Market Price for the Common Stock at the time of such issuance, or (B) if such issuance is for capital stock of the Company or rights to acquire capital stock of the Company other than Common Stock or Common Stock Derivatives, the Fair Market Value of such capital stock or rights to acquire such capital;
     (d) (i) amend, alter or repeal any amendment to the Company’s By-Laws that materially changes the rights of any member of the Investor Group or any Qualified Purchaser Transferee (in such Person’s capacity as a holder of Series A Preferred) or the Company’s shareholders generally or (ii) authorize, adopt or approve an amendment to, or repeal any provision of, the Charter or the Articles;
     (e) take any action that results in the purchase or redemption by the Company or any subsidiary of the Company of any equity securities of the Company involving aggregate cash payments by the Company in excess of $10 million during any 12-month period after the date hereof; provided, however, that the written consent of Purchaser will not be required for (i) the repurchase of any equity securities from any individual whose employment with the Company is terminated as long as such repurchase is approved by the Board (by majority vote of all members) or (ii) cashless exercise of, or surrender of shares for payment of withholding tax in connection with, any option, right, warrant or other security that is convertible into or exchangeable for Common Stock in accordance with the terms of its issuance;
     (f) effect a Company Sale;
     (g) voluntarily or involuntarily liquidate, wind up or dissolve; or
     (h) except pursuant to Section 3(a) of the Articles, pay or declare any dividend in cash on any shares of capital stock that ranks junior to or on parity with the Series A Preferred, including Series B Preferred.
          4.2 Termination of Purchaser Approval Rights. The provisions of Sections 4.1(a), (c), (d), (e), (f) and (g) will terminate upon the earlier to occur of the (a) third anniversary of the date hereof and (b) the date on which Purchaser no longer owns shares of Series A Preferred having an aggregate Series A Liquidation Preference of at $125 million. The provisions of Section 4.1(b) and (h) will terminate upon the earliest to occur of (i) the third anniversary of the date hereof, (ii) the date on which Purchaser no longer owns shares of Series A Preferred having an aggregate Series A Liquidation

Preference of at least $125 million, and (iii) the later to occur of (A) the first anniversary of the date hereof and (B) the Financial Ratio Date.
          4.3 Certain Limitations. Without limiting any other provision hereof, Purchaser will, and will cause each other member of the Investor Group to, at any meeting of holders of Voting Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of shareholders of the Company, or at any adjournment thereof, or in connection with any written consent of shareholders of the Company, vote, or cause to be voted, the Investor Group’s Voting Securities in excess of 40% of the issued and outstanding Voting Securities (the “Voting Threshold”) in the same proportion that the Company’s other shareholders vote their Voting Securities with respect to any proposal submitted to the Company’s shareholders for a vote, so that, as a result, the percentage of the Investor Group’s Voting Securities in excess of the Voting Threshold that are voted in favor of such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted in favor of such proposal, and the percentage of the Investor Group’s Voting Securities in excess of the Voting Threshold that are voted against such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted against such proposal.
          4.4 Certain Transactions. Except as expressly contemplated by this Agreement, the Investment Agreement or the documents referred to herein or therein, without the approval of a majority of the members of the Board who are not Purchaser Designees, none of Centerbridge, Purchaser or any of their respective Affiliates may enter into any transaction or agreement with the Company or any Subsidiary of the Company or any amendment or waiver of this Agreement.
V. MISCELLANEOUS
          5.1 Notice of Certain Matters. Without limiting Section 8 of the Articles, if Purchaser at any time sells, assigns, transfers, pledges, hypothecates or otherwise encumbers or disposes of in any way all or any part of an interest in any shares of Series A Preferred (a “Transfer”), then Purchaser will, as promptly as practicable but in any event within five business days of such Transfer, provide notice to the Company in accordance with Section 5.3 stating (a) the date on which such Transfer occurred and (b) the name and contact information of such Transferee.
          5.2 Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or Purchaser and Centerbridge, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity.
          5.3 Notices. Any notice or other communication required to be given hereunder will be in writing and sent by reputable courier service (with proof of service),

by hand delivery, or by email or facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:
If to the Company, to:
[New Dana Corporation]
4500 Dorr Street
Toledo, Ohio 43615
Attention: General Counsel and Secretary
Fax: (419) 535-4544
with a copy to:
Jones Day
222 East 41st Street
New York, New York 10017
Attention: Corinne Ball
Email: cball@jonesday.com
Fax: (212) 755-7306
and
Attention: Marilyn W. Sonnie
Email: mwsonnie@jonesday.com
Fax: (212) 755-7306
If to Purchaser or Centerbridge, to:
Centerbridge Capital Partners, L.P.
375 Park Avenue, 12th Floor
New York, New York 10152
Attention: Jeffrey Aronson
Email: jaronson@centerbridge.com
Fax: (212) 672-6501
and
Attention: David Trucano
Email: dtrucano@centerbridge.com
Fax: (212) 672-6501
with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Matthew A. Feldman

Email: mfeldman@willkie.com
Fax: (212) 728-9651
and
Attention: Jeffrey R. Poss
Email: jposs@willkie.com
Fax: (212) 728-9536
or to such other address as any party may specify by written notice so given, and such notice will be deemed to have been delivered as of the date so emailed, telecommunicated or personally delivered.
          5.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may transfer any of its rights under Article III or IV to any Qualified Purchaser Transferee to which it transfers shares of Series A Preferred without violating the restrictions on transfer of the Series A Preferred set forth in Section 8 of the Articles; provided, however, that neither Purchaser nor Centerbridge will dispose of a majority of the voting power of such Qualified Purchaser Transferee in any transaction or series of transactions unless such shares of Series A Preferred have been transferred and the rights under this Agreement have been assigned back, in each case to the original transferor thereof. Subject to this Section 5.4, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assign. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or, if applicable, any Qualified Purchaser Transferee or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          5.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto (including Section 7 of the Confidentiality Agreement, dated June 1, 2007, between Centerbridge Associates, L.P. and the Company, as amended by the Confidentiality Agreement Amendment, dated June 19, 2007, between Centerbridge Associates, L.P. and the Company).
          5.6 Amendment. Subject to applicable law, this Agreement may only be amended by an instrument in writing signed by the Company and Centerbridge (who will have the authority to bind Purchaser and all other members of the Investors Group).
          5.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

          5.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page will be deemed to be an original signature page.
          5.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.
          5.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any of the covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
          5.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.
          5.12 Calculation of Beneficial Ownership. Any provision in this Agreement that refers to a percentage of Common Stock or Voting Securities will be calculated based on the aggregate number of issued and outstanding securities at the time of such calculation (on an as-converted basis, in the case of Voting Securities), but will not include any such securities issuable upon any options or warrants that are exercisable for such securities.
          5.13 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District for the Southern District of New York (as applicable, a “New York Court”), and any appellate court from any such court, in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

          (b) It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a New York Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.
          (c) No party may move to (i) transfer any such suit, action or proceeding from a New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a New York Court for the purpose of bringing the same in another jurisdiction.
          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.
          5.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
          5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          5.16 Confidentiality. (a) The Investor Group will maintain, and Purchaser will cause each member of the Investor Group and each of its and their respective Representatives to maintain, the confidentiality of all material non-public information obtained by any member of the Investor Group from the Company or any of its Subsidiaries or its or their respective Representatives (a “Company Person”), and not to use such information for any purpose other than (i) the evaluation and protection of the investment by Purchaser in the Company, (ii) the exercise by Purchaser of any of its rights under this Agreement, and (iii) the exercise by the Purchaser Designees of their fiduciary duties as members of the Board.

          (b) Notwithstanding the foregoing, the confidentiality obligations of Section 5.16(a) will not apply to information obtained other than in violation of this Agreement:
     (i) which any member of the Investor Group or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority; provided, however, that, where and to the extent practicable, such disclosing party (A) gives the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperates with the Company (at the Company’s expense) in attempting to obtain such protective measures;
     (ii) which becomes available to the public other than as a result of a breach of Section 5.16(a); or
     (iii) which has been provided to a member of the Investor Group or any of its Representatives by a source other than a Company Person, unless either Purchaser or such member of the Investor Group knows that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary objections of confidentiality to, the Company or any other Person with respect to such information.
          5.17 Acknowledgment of Securities Laws. Purchaser hereby acknowledges that it is aware, and that it will advise the other members of the Investor Group and its and their respective Representatives who are informed as to the material non-public information that is the subject of Section 5.16, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
          5.18 Premiums Upon a Change of Control. None of Centerbridge, Purchaser or any of their respective Affiliates may receive, or be entitled to receive, any premium, payment or fee from any Person (a “Payor”) in connection with voting in favor of, or transferring any Voting Securities in connection with, a transaction that results in (either alone or in connection with a series of related transactions) a Company Sale (as defined in the Articles), unless such amount is shared with, or payable by such Payor to, all shareholders of the Company on a pro rata basis.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NEW DANA CORPORATION]

By:

Name
Title:

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:

Name
Title: Authorized Person

PURCHASER:

CBP PARTS ACQUISITION CO. LLC

By:	Centerbridge Capital Partners, L.P., its member owning a majority of its interests

By:	Centerbridge Associates, L.P., its General Partner

By:	Centerbridge GP Investors, LLC, its General Partner

By:

Name
Title: Authorized Person

EXHIBIT A
Articles
[See Exhibit B to the Investment Agreement, filed as Exhibit 99.2]

     EXHIBIT B
Form of Assumption Agreement
     The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, the Shareholders Agreement (the “Agreement”) dated as of ___ ___, 200___ by and among [New Dana Corporation], Centerbridge Capital Partners, L.P. and CBP Parts Acquisition Co. LLC, and for all purposes of the Agreement, the undersigned will be a “Qualified Purchaser Transferee” (as defined in the Agreement). Without limiting the foregoing, the undersigned acknowledges that the shares of Series A Preferred (as defined in the Agreement) transferred to the undersigned in connection herewith are subject to the transfer restrictions set forth in the Articles (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.

[Name]
By:
Name:
Title:

Exhibit E

[NEW DANA CORPORATION]
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of                     , 2007 (the “Agreement”), between Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), CBP Parts Acquisition Co. LLC, a Delaware limited liability company (the “Investor”) and [New Dana Corporation], a                      corporation (the “Company”).
R E C I T A L S
          WHEREAS, the Investor has, pursuant to the terms of the Investment Agreement, dated as of July 26, 2007, by and among the Company, Centerbridge and the Investor (the “Investment Agreement”), agreed to purchase shares of (i) 4.0% Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and (ii) 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”); and
          WHEREAS, the shares of Series A Preferred Stock are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
          WHEREAS, the shares of Series B Preferred Stock are convertible into shares of Common Stock; and
          WHEREAS, the Company has agreed, as a condition precedent to the Investor’s obligations under the Investment Agreement, to grant the Investor certain registration rights; and
          WHEREAS, the Company and the Investor desire to define the registration rights of the Investor on the terms and subject to the conditions herein set forth.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
          SECTION 1. DEFINITIONS
          As used in this Agreement, the following terms have the respective meanings set forth below:
          Allocation Priority: shall have the meaning set forth in Section 2(b)(ii);
          Agreement: shall mean this Agreement among Centerbridge, the Investor and the Company;

          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;
          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;
          Holder: shall mean any holder of Registrable Securities;
          Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;
          Maximum Number of Shares: shall have the meaning set forth in Section 2(b)(ii);
          Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;
          Pro Rata: shall have the meaning set forth in Section 2(b)(ii);
          Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
          Registrable Securities: shall mean any (A) Series A Preferred Stock held by the Investor, (B) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by the Investor, (C) Series B Preferred Stock held by the Investor, (D) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Investor, (E) other shares of Common Stock acquired by the Investor after the date hereof unless acquired in breach of any agreement between the Holder and the Company and (F) any additional securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities of the Company held by the Investor, including but not limited to, those listed in clauses (A), (B), (C), (D) and (E);
          Registration Expenses: shall mean all reasonable expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);
          security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

2

          Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and
          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than reasonable fees and expenses of one counsel for all the Holders.
          SECTION 2. REGISTRATION RIGHTS
     (a) Demand Registration.
     (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:
     (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and
     (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(B) After the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, however, that a registration shall not be deemed to constitute a registration pursuant to this Section 2(a) in the event that less than ninety percent (90%) of the Registrable Securities held by Holders participating in the registration are permitted to participate in such registration;
(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[insert dollar amount to 10% of the sum of (1) the total aggregate Series A Purchase Price (as defined in the Investment Agreement) and (2) the total aggregate Series B-1 Purchase Price that

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is paid by Centerbridge and the Investor under the Investment Agreement for Shares (as defined in the Investment Agreement)];
(D) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
(E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company that are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).
     (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i).
If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition

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such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the Allocation Priority set forth in Section 2(b)(ii); provided that such allocation shall be made in the following manner: (i) first, Pro Rata (as defined below) to Registrable Securities and securities entitled to registration under the Series B Registration Rights Agreement (as defined below), regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, to securities that the Company desires to sell, and (iii) third, securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, in the case of (ii) and (iii) without exceeding the Maximum Number of Shares. If any Holder or Other Stockholder who has requested inclusion in such registration as provided herein disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.
     (b) Company Registration.
     (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (1) above, except to the extent limited as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
     (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities

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through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the allocation priority set forth below. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting (the “Maximum Number of Shares”) shall be allocated in the following manner: (i) first, the securities that the Company desires to sell, regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, both (A) the Registrable Securities held by the Holders and (B) the securities held by holders of Series B Preferred Stock entitled to registration under the Registration Rights Agreement, dated          , 200    , among the holders of Series B Preferred Stock and the Company (the “Series B Registration Rights Agreement”), all pro rata in accordance with the number of shares that each such Holder of Registrable Securities or holders of securities entitled to registration under the Series B Registration Right Agreement, respectively, has requested be included in such registration (such proportion is referred to herein as “Pro Rata”), to the extent that the Maximum Number of Shares has not been exceeded; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, without exceeding the Maximum Number of Shares (the foregoing allocation is referred to herein as the “Allocation Priority”). If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          (c) Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request up to four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):
     (i) Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $[insert dollar amount to 5% of the sum of (1) the total aggregate Series A Purchase Price (as defined in the Investment Agreement) and (2) the total aggregate Series B-1 Purchase Price that is paid by Centerbridge and the Investor under the Investment Agreement for Shares (as defined in the Investment Agreement)];

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     (ii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by the requesting Holder could have been included for sale or distribution;
     (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
     (iv) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
     (v) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c)and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
          (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

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          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its reasonable expense, the Company will:
     (i) keep such registration effective for a period of ninety (90) days;
     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;
     (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably and customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is reasonably and customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.
     (f) Indemnification.
     (i) The Company will indemnify each Holder, each of its officers, directors and partners and members, and each Person controlling each Holder, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors and partners and members, and each Person controlling each such Holder, each such

8

underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company to each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (ii) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided

9

further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
     (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
     (g) Information by the Holders.
     (i) Each Holder including securities in any registration pursuant to the terms of this Agreement shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.
     (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such

10

registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (h) Rule 144 Reporting.
          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:
     (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”);
     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
     (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
          (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144(k) or are otherwise freely saleable or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
          SECTION 3. INTERPRETATION OF THIS AGREEMENT
          (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          SECTION 4. MISCELLANEOUS
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

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          (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
          (c) Notices.
     (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
     (1) if to the Company, to Dana Corporation (or the name of the Company), 4500 Dorr Street, Toledo, OH 43615, Attention: General Counsel and Secretary (facsimile: (419) 535-4544), or at such other address or facsimile number as it may have furnished in writing to the Holders, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017 (facsimile: (212) 755-7306), Attention: Marilyn W. Sonnie, Esq.
     (2) if to the Holders, to Centerbridge Capital Partners, L.P., 375 Park Avenue, 12th Floor, New York, NY 10152, Attention: Jeffrey Aronson (facsimile: (212) 672-6501) and David Trucano (facsimile: (212) 672-6501) or at such other address or facsimile numbers as may have been furnished the Company in writing, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9536), Attention: Jeffrey R. Poss, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
          (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon and enforceable by the successors and assigns of each of the parties.
          (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written

12

consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).
          (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
          (h) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

[NEW DANA CORPORATION]
By:
Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS, L.P.
By:                      , its General Partner

By:

Name:
Title:
CBP PARTS ACQUISITION CO. LLC
By:  Centerbridge Capital Partners, L.P.,
         its member owning a majority of its interests
By:   Centerbridge Associates, L.P.,
          its General Partner
By:    Centerbridge GP Investors, LLC,
           its general partner

By:

Name:
Title:	Authorized Person

Exhibit F

[NEW DANA CORPORATION]
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of                      , 2007 (the “Agreement”), among the purchasers of 4.0% Series B Convertible Preferred Stock listed on Schedule A (the “Investors”) and [New Dana Corporation], a                      corporation (the “Company”).
R E C I T A L S
          WHEREAS, the Investors have, pursuant to the terms of the Subscription Agreement, dated as of                     , 2007, by and among the Company and the Investors (the “Subscription Agreement”), agreed to purchase shares of 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”); and
          WHEREAS, the shares of Series B Preferred Stock are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
          WHEREAS, the Company has agreed, as a condition precedent to the Investors’ obligations under the Subscription Agreement, to grant the Investors certain registration rights; and
          WHEREAS, the Company and the Investors desire to define the registration rights of the Investor on the terms and subject to the conditions herein set forth.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
          SECTION 1. DEFINITIONS
          As used in this Agreement, the following terms have the respective meanings set forth below:
          Allocation Priority: shall have the meaning set forth in Section 2(b)(ii);
          Agreement: shall mean this Agreement among the Investors and the Company;
          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;
          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

          Holder: shall mean any holder of Registrable Securities;
          Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;
          Maximum Number of Shares: shall have the meaning set forth in Section 2(b)(ii);
          Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;
          Pro Rata: shall have the meaning set forth in Section 2(b)(ii);
          Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
          Registrable Securities: shall mean any (A) Series B Preferred Stock held by the Investors, (B) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Investors, (C) other shares of Common Stock acquired by the Investors after the date hereof unless acquired in breach of any agreement between the Holder and the Company and (D) additional securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of any securities of the Company held by the Investors, including but not limited to, those listed in clauses (A), (B) and (C);
          Registration Expenses: shall mean all reasonable expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);
          security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;
          Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and
          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than reasonable fees and expenses of one counsel for all the Holders.
          SECTION 2. REGISTRATION RIGHTS

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     (a) Demand Registration.
     (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:
     (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and
     (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(B) After the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, however, that a registration shall not be deemed to constitute a registration pursuant to this Section 2(a) in the event that less than ninety percent (90%) of the Registrable Securities held by Holders participating in the registration are permitted to participate in such registration;
(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[insert dollar amount to 10% of the sum of (1) the total aggregate Series B-1 Purchase Price (as defined in the Investment Agreement) that is paid by all of the Investors under the Investment Agreement for Series B-1 Shares (as defined in the Investment Agreement)and (2) the total aggregate Series B-2 Purchase Price that is paid by all of the Investors under the Investment Agreement for Series B-2 Shares (as defined in the Investment Agreement)];
(D) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the

3

date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
(E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company that are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).
     (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i).
If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable

4

to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the Allocation Priority set forth in Section 2(b)(ii); provided that such allocation shall be made in the following manner: (i) first, Pro Rata (as defined below) to Registrable Securities and securities entitled to registration under the Series A Registration Rights Agreement (as defined below), regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, to securities that the Company desires to sell, and (iii) third securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, in the case of (ii) and (iii) without exceeding the Maximum Number of Shares. If any Holder or Other Stockholder who has requested inclusion in such registration as provided herein disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.
     (b) Company Registration.
     (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (1) above, except to the extent limited as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
     (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be

5

included in the registration and underwriting in accordance with the allocation priority set forth below. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting (the “Maximum Number of Shares”) shall be allocated in the following manner: (i) first, the securities that the Company desires to sell, regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, both (A) the securities entitled to registration under the Registration Rights Agreement, dated ____, 200_, between Centerbridge, CBP Parts Acquisition Co. LLC and the Company (the “Series A Registration Rights Agreement”) and (B) the Registrable Securities that can be sold, all pro rata in accordance with the number of securities entitled to registration under the Series A Registration Rights Agreement and Registrable Securities, respectively, that each such holder of securities entitled to registration under the Series A Registration Rights Agreement or Holder has requested be included in such registration (such proportion is referred to herein as “Pro Rata”), without exceeding the Maximum Number of Shares; (iii) third, the Registrable Securities that can be sold, Pro Rata, without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, without exceeding the Maximum Number of Shares (the foregoing allocation is referred to herein as the “Allocation Priority”). If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          (c) Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request up to four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):
     (i) Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $[insert dollar amount to 5% of the sum of (1) the total aggregate Series B-1 Purchase Price (as defined in the Investment Agreement) that is paid by all of the Investors under the Investment Agreement for Series B-1 Shares (as defined in the Investment Agreement)and (2) the total aggregate Series B-2 Purchase Price that is paid by all of the Investors under the Investment Agreement for Series B-2 Shares (as defined in the Investment Agreement)];
     (ii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by the requesting Holder could have been included for sale or distribution;
     (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and

6

except as may be required by the Securities Act or applicable rules or regulations thereunder;
     (iv) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three(3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
     (v) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c)and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
          (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.
          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its reasonable expense, the Company will:
          (i) keep such registration effective for a period of ninety (90) days;

7

     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;
     (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably and customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is reasonably and customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.
     (f) Indemnification.
     (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners and members, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company to

8

each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or

9

litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
     (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
     (g) Information by the Holders.
     (i) Each of the Holders including securities in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.
     (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (h) Rule 144 Reporting.

10

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:
     (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”);
     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
     (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
          (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144(k) or are otherwise freely saleable or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
          SECTION 3. INTERPRETATION OF THIS AGREEMENT
          (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          SECTION 4. MISCELLANEOUS
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.
          (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
          (c) Notices.

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     (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
     (1) if to the Company, to Dana Corporation (or the name of the Company), 4500 Dorr Street, Toledo, OH 43615, Attention: General Counsel and Secretary (facsimile: (419) 535-4544), or at such other address or facsimile numbers as it may have furnished in writing to the Holders, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017 (facsimile: (212) 755-7306), Attention: Marilyn W. Sonnie, Esq.
     (2) if to the Holders, to the address or facsimile provided on Schedule A, or at such other address or facsimile number as may have been furnished the Company in writing, with a copy to: [                     ]; and a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9536), Attention: Jeffrey R. Poss, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
          (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of each of the parties.
          (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).

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          (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
          (h) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

[NEW DANA CORPORATION]

By:
Name:
Title:

[HOLDERS]
By:
Name:
Title:

SCHEDULE A
Investors

Exhibit G
QUALIFIED INVESTOR CERTIFICATE
          I, the undersigned officer of ____________, a Qualified Investor (“Qualified Investor”) under the Investment Agreement, dated as of July 26, 2007, by and among Centerbridge Capital Partners, L.P., a Delaware limited partnership, _________, a newly formed Delaware corporation, and Dana Corporation, a Virginia corporation (the “Investment Agreement”), in connection with Section 1.5(vi) of the Investment Agreement, do hereby certify to New Dana as of the Closing Date, on behalf of the Qualified Investor and solely in my capacity as an officer of the Qualified Investor, as follows (unless otherwise defined herein or by reference to another document, capitalized terms used herein without definition will have the meanings ascribed to them in the Investment Agreement):
     1. The Qualified Investor is a Subscriber (the “Subscriber”), as defined in the Subscription Agreement.
     2. The representations, warranties and acknowledgments of the Subscriber set forth in the Subscription Agreement were true and correct in all respects as of the date of the Investment Agreement, and are true and correct in all respects as of the Closing Date as though made on and as of the Closing Date.
     3. The Subscriber has performed in all material respects all covenants and agreements required to be performed by the Subscriber under the Subscription Agreement on or before the Closing Date.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

[QUALIFIED INVESTOR]

By:
Name:
Title:

State of	)
	)	ss:
County of	)
     I, _________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ____________, the ____________ of ____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he or she signed and delivered said instrument as his or her own free and voluntary act and/or as the free and voluntary act of said corporation for the uses and purposes therein set forth.
     GIVEN under my hand and notarial seal this ___day of _________, 2007.

Notary Public
My commission expires:

Exhibit H
[Name of legal entity and trading unit]
[Address]
Re:       In re Dana Corporation, et al., Debtors,
            (Case No. 06-10354 (BRL)), Jointly Administered
Dear Sir or Madam:
On July 5, 2007, the above-referenced Debtors filed the Motion of Debtors And Debtors In Possession For Entry Of An Order (A) Approving Settlement Agreements With The United Steel Workers And United Autoworkers, Pursuant To 11 U.S.C. §§ 1113 And 1114(E) And Federal Rule Of Bankruptcy Procedure 9019, And (B) Authorizing The Debtors To Enter Into Plan Support Agreement, Investment Agreement And Related Agreements, Pursuant To 11 U.S.C. §§ 105(A), 363(B), 364(C)(1), 503 And 507, dated July 5, 2007 (the “Motion”), which Motion attached thereto, among other things, the Plan Support Agreement and Investment Agreement Term Sheet. 1
Reference is made to Section 8(f) of the Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock setting forth certain restrictions relating to the Qualified Securities, as may be amended from time to time (collectively, the “Shorting Restrictions”). The Debtor hereby agrees to waive and does waive (and Centerbridge shall not and does not object to such waiver) any and all rights to enforce the provisions of the Shorting Provisions against any Qualified Marketmaker (as defined below) in respect of transactions by such Qualified Marketmaker in respect of Qualified Securities (as defined below) (i) conducted solely in the ordinary course of its broker/dealer or market maker business, (ii) accommodating customer orders, and (iii) not entered into with a view towards establishing directionally biased positions (including without limitation engaging in arbitrage positions with respect to the Preferred Stock (as defined in the Investment Agreement)) for the proprietary account of such Qualified Marketmaker, whether in a proprietary trading unit or otherwise, provided however that so long as the business unit to which this letter is addressed maintains the confidentiality of all non-public information relating to the Debtor that is now in, or in the future comes into, its possession, using the same standard of confidentiality [name of legal entity] uses to maintain the confidentiality of its own confidential information, other proprietary business units of [name of legal entity] shall not be subject to the provisions of Section 8(f) unless such unit otherwise acquires shares of the 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock.
For these purposes, a Qualified Marketmaker means an entity that (i) holds itself out to the public as standing ready in the ordinary course of its business to purchase from customers and sell to customers Qualified Securities (or to enter with customers into long and short positions in derivative contracts that reference Qualified Securities), in its capacity as a dealer or market

[1]	Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Motion.

maker in such Qualified Securities, (ii) in fact regularly makes a two-way market in such Qualified Securities, and (iii) consistently has filed its U.S. federal income tax returns on the basis that such business constituted a securities dealer business within the scope of section 475(a) of the Internal Revenue Code of 1986, as amended. An entity that is under common control with or controlled by a Qualified Marketmaker shall be considered a Qualified Marketmaker for purposes of this waiver (and the limitations to this waiver expressly provided herein) to the extent it satisfies conditions (i) and (ii) of the preceding sentence.
For these purposes, the term “Qualified Securities” means (i) New Common Stock (as defined in the Investment Agreement Term Sheet) and (ii) options, forward contracts, swaps or other derivative contracts that require the delivery of such securities, or that require the payment of money determined by reference to the value or yield of such securities.
The signatories hereby represent that they are duly authorized by their respective institutions to execute this agreement.
Please acknowledge your acceptance of the above referenced waiver by executing and signing below. By doing so, you hereby represent to the undersigned, to the best of your knowledge, that such business unit is, as of the date hereof, the only entity, division or unit of [name of legal entity] that holds claims against the Debtor in a proprietary capacity.
Centerbridge Capital Partners, L.P.

By:

Name:
Title:
Dana Corporation

By:

Name:
Title:
Acknowledged and Accepted:
[Trading unit and name of legal entity]

By:

Name:
Title: